UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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The Nasdaq Stock Market, Inc.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2007

To the holders of voting securities of The Nasdaq Stock Market, Inc.:

Please take notice that the annual meeting of stockholders of The Nasdaq Stock Market, Inc., a Delaware corporation, will be held at our headquarters, One Liberty Plaza, 50th floor, New York, New York 10006, on May 23, 2007, at 10:00 a.m., local time, for the following purposes, all as described in the attached proxy statement:

1. To elect 13 directors to a one-year term;

2. To ratify the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3. To approve the amended and restated Equity Plan to, among other things, allow grants of performance compensation awards; and

4. To transact such other business as may come before the annual meeting or any adjournment or postponement of the meeting.

We urge you to read carefully the attached proxy statement for additional information concerning the matters to be considered at this meeting. Our board of directors has fixed the close of business on April 12, 2007 as the record date for the determination of holders of our voting securities entitled to vote at the annual meeting. Only holders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment of the meeting. A list of these holders will be available at Nasdaq’s headquarters, One Liberty Plaza, New York, New York 10006, at least 10 days before the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR NASDAQ SECURITIES IN ONE OF THE FOLLOWING WAYS:

•	MARK, SIGN, DATE, AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is toll-free in the United States and Canada); or

•	VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR NASDAQ SECURITIES BY PROXY.

By Order of the Board of Directors,

Robert Greifeld President and Chief Executive Officer

New York, New York

April 20, 2007

THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2007

We are furnishing this proxy statement and the accompanying proxy card to the holders of the voting securities of The Nasdaq Stock Market, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use in voting at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice of annual meeting, and at any and all adjournments or postponements to this meeting. We first mailed or delivered this proxy statement and the accompanying proxy card to our stockholders on or about April 20, 2007.

THE ANNUAL MEETING

When and where is the meeting? The annual meeting is scheduled to be held at our headquarters at One Liberty Plaza, 50th floor, New York, New York 10006, on May 23, 2007, at 10:00 a.m. local time.

What is the purpose of the meeting? At the annual meeting, the holders of Nasdaq’s voting securities will be asked to consider and vote upon each of the following matters:

1.	To elect 13 directors to one-year terms;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To approve the amended and restated The Nasdaq Stock Market, Inc. Equity Incentive Plan (Equity Plan) to, among other things, allow grants of performance compensation awards; and

4.	To transact such other business as may come before the annual meeting or any adjournment or postponement of the meeting.

Who is entitled to vote? Only holders of record listed on the books of Nasdaq at the close of business on April 12, 2007 (the record date) of the following Nasdaq securities will be entitled to notice of, and to vote at, the annual meeting:

•	common stock, par value $0.01 per share; and

•	3.75% Series A convertible notes due 2012 and 3.75% Series B convertible notes due 2012 (collectively, the voting notes and together with the common stock, the Nasdaq securities).

As of the record date, there were outstanding 113,309,370 shares of common stock (including shares of restricted common stock entitled to vote at the annual meeting). At a special meeting of stockholders in September 2005, stockholders approved an amendment to our certificate of incorporation granting the holders of the voting notes the right to vote with holders of the common stock on matters submitted for a stockholder vote. The voting notes are held by Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Silver Lake Partners II TSA, L.P. and Silver Lake Technology Investors II, L.P. (which, collectively, we refer to as Silver Lake), Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P. and H&F Executive Fund IV, L.P. (which, collectively, we refer to as Hellman & Friedman) and Integral Capital Partners VI, L.P. and VAB Investors, LLC. As of the record date, the voting notes were convertible into 30,689,655 shares of our common stock.

A list of holders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time, at our principal executive offices, One Liberty Plaza, New York, New York 10006. You may arrange to review this list by contacting Joan Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York 10006.

How many votes do I have? Each share of common stock has one vote, subject to the voting limitation in our certificate of incorporation that generally prohibits a holder from voting in excess of 5% of the total voting power of Nasdaq. The holder of each voting note is entitled to the number of votes equal to the number of shares of common stock into which that voting note could be converted on the record date, subject to the 5% voting limitation contained in our certificate of incorporation.

The enclosed proxy card shows the number of Nasdaq securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

What constitutes a quorum? The presence of the owners of a majority (greater than 50%) of the votes entitled to be cast by holders of the Nasdaq securities constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote at the annual meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Who counts the votes? Our transfer agent, Mellon Investor Services, tabulates the votes and acts as inspector of elections.

How do I vote? You can ensure that your Nasdaq securities are voted at the meeting by:

•	attending the meeting and voting in person, as discussed below; or

•	submitting your instructions by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy form in the envelope provided.

Vote by Telephone. You may instruct the proxy holders how to vote your Nasdaq securities by telephone by dialing, at no cost to you, the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 22, 2007. You must enter your control number, which is printed in the lower right hand corner below the proxy section of the proxy card. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your Nasdaq securities and to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States and Canada, you should instruct the proxy holders how to vote your Nasdaq securities by Internet or by mail.

Vote by Internet. You can also choose to instruct the proxy holders how to vote your Nasdaq securities through the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 22, 2007. As with telephone voting, you must enter your control number, which is printed in the lower right hand corner below the proxy section of the proxy card, and you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

Vote by Mail. If you choose to vote by mail, simply mark your proxy form, sign and date it, and return it in the postage-paid envelope provided.

How do I complete the proxy? The proxy provides that each holder may vote his or her Nasdaq securities “For” the director nominees or to “Withhold Authority” for the individual nominees or for all of the nominees, and may vote “For” or “Against” or “Abstain” from voting with respect to the ratification of Nasdaq’s independent registered public accounting firm and the approval of the amended and restated Equity Plan.

Whichever method you select to transmit your instructions, the proxy holders will vote your Nasdaq securities as provided by those instructions. IF YOU RETURN A SIGNED PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ SECURITIES WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF THE DIRECTORS AND FOR THE OTHER PROPOSALS SET FORTH HEREIN.

If your Nasdaq securities are held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your Nasdaq securities voted. The broker, bank or other nominee may only vote the Nasdaq securities that it holds for you as provided by your instructions.

What do I need to do to attend the annual meeting? If you are a holder of record, you should indicate on your proxy card that you plan to attend the meeting by marking the box on the proxy card provided for that purpose. For the safety and comfort of our stockholders, admission to the annual meeting will be restricted to holders of record and beneficial owners of Nasdaq securities as of April 12, 2007. You will need to provide a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. If you are a beneficial owner of Nasdaq securities held by a bank, broker or other nominee, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your Nasdaq securities held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record.

What are the board’s recommendations? The Nasdaq board recommends that you vote FOR each of the nominees for director named in Proposal 1 and FOR Proposals 2 and 3.

What vote is required to approve each proposal?

Election of Directors. Our directors are elected by a plurality of votes present in person or represented by proxy at the meeting, and the thirteen directors who receive the greatest number of votes cast for election of directors at the meeting will be elected. Any securities not voted, whether by abstention or broker non-vote, will not impact the vote. In 2006, we updated our corporate governance guidelines to require that in an uncontested election, a director-nominee who receives a greater number of votes “withheld” from his or her election than votes “for” is required to promptly tender his or her resignation following certification of the stockholder vote. The corporate governance committee of the Nasdaq board then will consider the resignation offer and recommend to the full board whether to accept it. The Nasdaq board is required to act on the recommendation and to disclose publicly its decision-making process with respect to the director resignation. See “Nasdaq Corporate Governance Guidelines and Code of Ethics” for full details of this policy.

Ratification of Appointment of Ernst & Young LLP. This proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes, if any, will be disregarded and will have no impact on the vote.

Approval of the Amended and Restated Equity Plan. This proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes, if any, will be disregarded and will have no impact on the vote.

What if other items come up at the annual meeting and I am not there to vote? We are not now aware of any matters to be presented at the annual meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxy holders (the names of which are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting. If the meeting is adjourned or postponed, your Nasdaq securities may be voted by the proxy holders on the new meeting date, unless you have revoked your proxy instructions before that date.

Can I change my vote? You can change your vote by revoking your proxy at any time before it is exercised in one of three ways:

•

Notify Nasdaq’s corporate secretary, Joan C. Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York 10006, in writing or by facsimile (at 301-978-5088) that you are revoking your proxy;

•	Submit a later dated proxy (including a proxy submitted by telephone or through the Internet); or

•	Vote in person at the annual meeting.

If you are a beneficial owner of Nasdaq securities held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

How do I access proxy materials on the Internet? Holders of Nasdaq securities can access our notice of annual meeting, proxy statement and annual report on our website at http://ir.nasdaq.com/meeting.cfm.

Who is paying the costs of this proxy solicitation? We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission and facsimile transmission. Nasdaq will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their beneficial owners/customers and obtaining their proxies. We have hired Mellon Investor Services to assist in soliciting proxies at a fee of $7,500 plus costs and expenses for these services. Your cooperation in promptly submitting your proxy by telephone, through the Internet or by completing and returning the enclosed proxy card to vote your Nasdaq securities will help to avoid additional expense.

PROPOSAL I

ELECTION OF DIRECTORS

The business and affairs of Nasdaq are managed under the direction of our board of directors. Currently, we have fourteen directors. Pursuant to our certificate of incorporation and by-laws, the board may determine the total number of directors. The board has approved a reduction in the size of the board from 14 directors to 13 directors. The reduction in size will become effective upon the election of directors at the annual meeting.

Prior to May 2005, the board of directors consisted of three classes of directors. Each class held office for three years in staggered terms. One of the three classes was elected each year to succeed the directors whose terms were expiring. At the May 2005 annual meeting, Nasdaq stockholders approved an amendment to our certificate of incorporation that eliminated our classified board prospectively. From this annual meeting forward, all directors will be elected to serve only one year terms, and we will no longer designate directors as Class 1, Class 2 and Class 3.

All of the current members of our board have been nominated for reelection, except that Arvind Sodhani has chosen not to stand for reelection for another term. All nominees have consented to be named in this proxy statement and to serve on the Nasdaq board, if elected.

Director Classifications

In accordance with SEC requirements to ensure that balanced viewpoints are represented on our board of directors, Nasdaq’s by-laws require that all directors be classified as:

•	Industry Directors;

•	Non-Industry Directors, which are further classified as Public Directors and Issuer Representatives; or

•	Staff Directors (limit of two).

The number of Non-Industry Directors, including at least one Public Director and at least one Issuer Representative of a Nasdaq-listed company, is required to equal or exceed the number of Industry Directors, unless the Nasdaq board consists of ten or more directors. In that case, at least two directors must be Issuer Representatives. We establish the classification of each director based on a questionnaire with specific questions related to the classifications. Nasdaq’s corporate secretary annually certifies to the board of directors the classification of each director.

The following is a general description of Nasdaq’s director classifications:

•

Industry Director means a director who is not a Staff Director who (i) is or has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (ii) is an officer, director (excluding an outside director) or employee of an entity that owns more than 10% of the equity of a broker or dealer, and the broker or dealer accounts for more than 5% of the gross revenues received by the consolidated entity; (iii) owns more than 5% of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed 10% of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of a broker or dealer; (iv) provides professional services to brokers or dealers, and such services constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director’s firm or partnership; (v) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50% or more of the voting stock of a broker or dealer, and such services relate to the director’s, officer’s or employee’s professional capacity and constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director’s firm or partnership; or (vi) has a consulting or employment relationship with, or provides professional services to, Nasdaq or its affiliates or National Association of Securities Dealers, Inc. (NASD), or any predecessor, or has had any such relationship or provided such services at any time within the prior three years;

•

Non-Industry Director means a director who is not a Nasdaq employee and who is (i) a Public Director; (ii) an Issuer Representative; or (iii) any other individual who would not be an Industry Director;

•	Public Director means a director who has no material business relationship with a broker or dealer, Nasdaq or its affiliates or NASD;

•	Industry Representative means a director who is an officer or employee of an issuer of securities listed on The Nasdaq Stock Market; and

•	Staff Director means a director who is also an officer of Nasdaq.

Director Independence

The rules of The Nasdaq Stock Market require that a majority of the members of our board of directors be independent. In order to qualify as independent under these rules, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from independence. These categories prohibit independence for:

•	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

•

a director who accepted or who has a family member who accepted any compensation from the company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, certain payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more;

•

a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

In addition, no director qualifies as independent unless the board affirmatively determines that the director has no direct or indirect relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, our board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The board’s inquiry extended to both direct and indirect relationships with the company. Based upon detailed written submissions by each director, the board has determined that all of the directors are independent, other than Mr. Greifeld.

Information With Respect to Director Nominees

Listed below are the nominees for directors. The information for each nominee includes his or her principal occupation, business experience and current public directorships, if any, the age as of the date of this proxy statement, and the year the nominee was first elected a director of Nasdaq. Each nominee, if elected, will serve for a one-year term expiring at the 2008 annual meeting upon the election and qualification of his or her successor.

We are obligated by the terms of a securityholders agreement dated April 22, 2005 among Nasdaq, Hellman & Friedman, Silver Lake and other parties to nominate and generally use best efforts to cause the election to the Nasdaq board of one individual designated by each of Hellman & Friedman and Silver Lake subject to certain conditions. Mr. Healy has been designated by Hellman & Friedman as its candidate, and Mr. Hutchins has been designated by Silver Lake as its candidate.

Unless authority is withheld, proxies will be voted in favor of electing the nominees as directors of Nasdaq. If your proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, the persons named as proxies will follow your instructions.

Name	Age	Classification	Director Since
H. Furlong Baldwin	75	Non-Industry; Public Director	2000
Michael Casey	61	Non-Industry; Issuer Representative	2001
Daniel Coleman	42	Industry	2005
Lon Gorman	58	Industry	2003
Robert Greifeld	49	Staff Director	2003
Patrick J. Healy	40	Non-Industry	2004
Glenn H. Hutchins	51	Industry	2005
Merit E. Janow	48	Non-Industry; Public Director	2005
John D. Markese	61	Non-Industry; Public Director	1996
Thomas F. O’Neill	60	Industry	2003
James S. Riepe	63	Non-Industry	2003
Thomas G. Stemberg	58	Non-Industry; Issuer Representative	2002
Deborah L. Wince-Smith	56	Non-Industry; Public Director	2004

Nominees

H. Furlong Baldwin was elected non-executive Chairman of our board of directors effective May 12, 2003 and has been a member of the board of directors since July 2000. Mr. Baldwin also served as a member of NASD’s board of governors from 1999 until 2003. Mr. Baldwin served as Chairman and Chief Executive Officer of the Mercantile Bankshares Corporation, a multi-bank holding company, from April 1976 until March 2001. Mr. Baldwin retired as Chairman and member of the Mercantile board of directors in March 2003. Mr. Baldwin joined Mercantile-Safe Deposit & Trust Company in 1956 and was elected President of Mercantile-Safe Deposit & Trust Company and Mercantile Bankshares Corporation in 1970, and Chairman and Chief Executive Officer in 1976. Mr. Baldwin serves on the boards of W.R. Grace & Co., Platinum Underwriters Holdings, Ltd., The Wills Group, and Allegheny Energy, Inc.

Michael Casey was elected to the board of directors in January 2001. Mr. Casey has served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Starbucks Corporation, a leading roaster and retailer of specialty coffee, since September 1997. Prior to his current position, Mr. Casey served as Senior Vice President and Chief Financial Officer of Starbucks from August 1995 to September 1997.

Daniel Coleman was elected to the board of directors in May 2005. Mr. Coleman has served as Joint Global Head of Equities at UBS Securities, LLC, a broker-dealer subsidiary of UBS AG, since July 2005. Mr. Coleman chairs the Equities Management Committee and is a member of the UBS Investment Bank board. Mr. Coleman has been with UBS Investment Bank and its predecessor firms since 1986 and has held several executive management positions, including Head of Equities for the Americas from October 2004 to July 2006 and Head of Equities Trading from June 2000 to October 2004. Previously, he served as Head of Client Trading from September 1997 to June 2000.

Lon Gorman was elected to the board of directors in May 2003. In September 2006, Mr. Gorman was elected non-executive Chairman of NYFIX, Inc. a financial technology company focusing on electronic trading and straight-through processing solutions for the brokerage community. Mr. Gorman is the retired Vice Chairman of The Charles Schwab Corporation, a holding company whose subsidiaries engage in securities brokerage and financial services. Mr. Gorman served as Vice Chairman of The Charles Schwab Corporation from July 1999 until November 2004 and as President of Charles Schwab Institutional and Asset Management and President of Schwab Capital Markets L.P. Mr. Gorman joined Schwab in June 1996 following sixteen years at Credit Suisse First Boston where he was Managing Director and Head of Global Equity Trading. Prior to CSFB, he was a partner at F. Eberstadt & Co. with responsibility for institutional sales and trading.

Robert Greifeld was elected to the board of directors and appointed President and Chief Executive Officer of Nasdaq in May 2003. Prior to joining Nasdaq, Mr. Greifeld was Executive Vice President of SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the President and Chief Operating Officer.

Patrick J. Healy was elected to the board of directors in February 2004. Mr. Healy is Managing Director of Hellman & Friedman LLC, a private equity investment firm, and Chief Executive Officer of Hellman & Friedman Europe, Ltd. Mr. Healy joined Hellman & Friedman in 1994, serving as Managing Director since January 1999 and previously as Principal from July 1994. Mr. Healy serves on the boards of directors of Gartmore Investment Management, The Nielson Company, DoubleClick, Inc. and Mondrian Investment Partners, Ltd.

Glenn H. Hutchins was elected to the board of directors in May 2005. Mr. Hutchins is a co-founder and Managing Director of Silver Lake, a technology investment firm that was established in January 1999. Mr. Hutchins is the Chairman of the board of SunGard Capital Corp. and serves as Chairman of the executive committee and as a member of the nominating and governance committee of SunGard Capital Corp. He is also on the Investors Committee of NXP B.V.

Merit E. Janow was elected to the board of directors in May 2005. Professor Janow has been a Professor at Columbia University’s School of International and Public Affairs (SIPA) since 1994. Professor Janow teaches advanced courses in international trade, World Trade Organization (WTO) law, comparative and antitrust law at Columbia Law School, and international economic policy at SIPA. Professor Janow is one of seven members of the WTO’s Appellate Body. Since 2001, Professor Janow has served on the board of directors of the Capital Income Builder Fund and, the World Growth and Income Fund of the American Funds family. For both funds, she serves on the audit, proxy, and contracts committees.

John D. Markese was elected to the board of directors in May 1996. Dr. Markese served on NASD’s board of governors from 1998 to 2002. Dr. Markese is the President and Chief Executive Officer of the American Association of Individual Investors, a not-for-profit organization providing investment education to individual investors founded in 1978.

Thomas F. O’Neill was elected to the board of directors in May 2003. Mr. O’Neill is a founding principal of Sandler O’Neill & Partners L.P., an investment bank, which was founded in 1988. Mr. O’Neill is also a director of Misonix, Inc. and Archer-Daniels-Midland Company. Mr. O’Neill serves as Chairman of the audit committee of Archer-Daniels-Midland Corporation and is a member of the audit committee of Misonix.

James S. Riepe was elected to the board of directors in May 2003. Mr. Riepe served as Vice Chairman of the board of directors of T. Rowe Price Group, Inc., an investment management firm, since April 1997. He was also Chairman of the T. Rowe Price Mutual Funds. On January 1, 2006, Mr. Riepe retired from active management at T. Rowe Price and retired from T.R. Price Group in April 2006. Mr. Riepe continues to serve as a Senior Adviser at T. Rowe Price. Previously, he served on the firm’s management committee and was responsible for overseeing mutual fund activities, including U.S. and global marketing and service operations. Mr. Riepe served as Chairman of the board of governors of the Investment Company Institute and on NASD’s board of governors. Mr. Riepe joined T. Rowe Price in 1982 as Vice President and Director of the firm. He also serves on the board of directors of Genworth Financial.

Thomas G. Stemberg was elected to the board of directors in May 2002. Mr. Stemberg is Managing General Partner of Highland Consumer Fund and has been a Venture Partner with Highland Capital Partners, Inc., a private equity firm, since March 2005. From February 2004 to March 2005, Mr. Stemberg served as non-executive Chairman of Staples, Inc., an office supply superstore retailer that he co-founded in 1986. From February 1988 to March 2005, Mr. Stemberg served as Chairman of Staples. He served as Chief Executive Officer of Staples from January 1986 to February 2002. Mr. Stemberg serves on the board of directors of PETsMART, Inc. and CarMax, Inc. and serves on the companies’ compensation committees.

Deborah L. Wince-Smith was elected to the board of directors in May 2004. Since December 2001, Ms. Wince-Smith has been the President of the Council on Competitiveness. Ms. Wince-Smith was appointed by President George W. Bush and confirmed by the United States Senate to serve as a member of the Oversight Board of the Internal Revenue Service. Ms. Wince-Smith also serves as Chair of the federal advisory committee of the Secretary of Commerce’s Strengthening America’s Initiative. She has more than 20 years of experience as a senior government official, including as Assistant Secretary for Technology Policy in the Department of Commerce during the first Bush administration.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

Information with Respect to the Other Director

On March 5, 2007, Arvind Sodhani notified us of his intent not to stand for reelection to the board of directors and any committees thereof. As a result, Mr. Sodhani’s term will expire on May 23, 2007 in conjunction with the annual meeting. Included below is biographical information about Mr. Sodhani.

Arvind Sodhani, who is 53 years old, was elected to the board of directors in January 1997. From July 2000 to December 2000, Mr. Sodhani served as a non-voting member of the board of directors. Mr. Sodhani served as a member of NASD’s board of governors from 1998 to 2003. Mr. Sodhani has been Senior Vice President of Intel Corporation, a semiconductor manufacturer of chips and computer networking products, since February 2005. Mr. Sodhani also has served as President of Intel Capital, Intel’s strategic management arm, since March 2005. Mr. Sodhani joined Intel in 1981 and served as Vice President and Treasurer from 1990 to February 2005.

Board and Committee Meetings

The Nasdaq board held twenty-three meetings during the year ended December 31, 2006. None of the current directors attended fewer than 75% of the meetings of the board and those committees on which the director served during the 2006 calendar year.

Board Committees

Each of our directors is also a director of The NASDAQ Stock Market LLC, or the Exchange, which is a wholly owned subsidiary of Nasdaq. Committee chairmanship and composition is generally the same for both entities, except that in some cases, at least one unique member serves on the corresponding committee of each entity.

Pursuant to Nasdaq’s by-laws, the board of directors has established six standing committees, which are described below. In addition, the Exchange’s board of directors has established seven standing committees. Each committee has adopted a charter, which is available on Nasdaq’s website at http://ir.nasdaq.com/governance.cfm. The boards and committees of both Nasdaq and the Exchange may hire outside experts to assist them when necessary.

The table below shows the standing committee membership for both Nasdaq and the Exchange.

Committee	The Nasdaq Stock Market, Inc.	The NASDAQ Stock Market LLC

Audit	Michael Casey Lon Gorman John D. Markese (Chair) Deborah L. Wince-Smith	Michael Casey Lon Gorman Merit E. Janow John D. Markese (Chair)

Corporate Governance	H. Furlong Baldwin (Chair) Daniel Coleman John D. Markese Thomas G. Stemberg	—

Executive	H. Furlong Baldwin (Chair) Michael Casey Lon Gorman Robert Greifeld Glenn H. Hutchins John D. Markese Thomas F. O’Neill	H. Furlong Baldwin (Chair) Michael Casey Lon Gorman Robert Greifeld John D. Markese Thomas F. O’Neill James S. Riepe

Finance	Robert Greifeld Patrick J. Healy Glenn H. Hutchins Merit E. Janow Thomas F. O’Neill (Chair) James S. Riepe Thomas G. Stemberg	Robert Greifeld Patrick J. Healy Glenn H. Hutchins Thomas F. O’Neill (Chair) James S. Riepe Deborah L. Wince-Smith

Management Compensation	Michael Casey (Chair) Lon Gorman Glenn H. Hutchins Arvind Sodhani Thomas G. Stemberg Deborah L. Wince-Smith	Michael Casey (Chair) Lon Gorman Glenn H. Hutchins Arvind Sodhani Deborah L. Wince-Smith

Nominating	Edward T. Alter Betsy S. Atkins Nicholas E. Calio Joseph Grundfest (Chair) Bernard L. Madoff Hedi H. Reynolds	Edward T. Alter Betsy S. Atkins Nicholas E. Calio Joseph Grundfest (Chair) Bernard L. Madoff Hedi H. Reynolds

Policy	—	Daniel Coleman Patrick J. Healy Merit E. Janow James S. Riepe (Chair)

Regulatory Oversight	—	H. Furlong Baldwin (Chair) Merit E. Janow Deborah L. Wince-Smith

Included below are descriptions of the standing committees.

Audit Committee. The audit committee, which is comprised of independent board members, has the primary responsibility for engaging the independent registered public auditor and overseeing the quality and integrity of accounting, auditing and financial reporting and practices at Nasdaq. Our audit committee charter can be found at Annex A of this proxy statement.

The audit committee oversees our financial reporting process on behalf of the board of directors and reports to the board the results of these activities. This includes the systems of internal controls that management and the board of directors have established, our audit and compliance process and financial reporting. The audit committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accountant, reviews with the independent public accountant the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountant with the independence of such auditor, reviews the independence of the independent public accountant and reviews and approves all related party transactions. The primary responsibility of the Exchange’s audit committee is to oversee the effectiveness of the control processes for the operation of the Exchange.

Audit committee members must meet the independence standards applicable to audit committee members of companies listed on The Nasdaq Stock Market, and our board has concluded that each member of the audit committee satisfies these independence standards. The audit committee met 12 times during 2006. Each member of the audit committee meets the standard for financial knowledge for audit committee members of companies listed on The Nasdaq Stock Market. In addition, the board of directors has determined that each of Messrs. Casey and Markese is qualified as an audit committee financial expert within the meaning of SEC regulations and that each has accounting and related financial management expertise that meets the standard for “financial sophistication” set forth in the rules of The Nasdaq Stock Market.

Corporate Governance Committee. The responsibilities of the corporate governance committee include annually evaluating and making recommendations concerning the effectiveness of the board of directors (including the structure, size, composition, development, selection and processes of the board of directors and its committees) and Nasdaq senior management; reviewing and recommending assignments of directors to various committees; considering matters of corporate governance and periodically reviewing, reassessing and recommending certain corporate governance documents; and reviewing and advising the board of directors on corporate governance standards and best practices to monitor and enhance our corporate governance structure. This committee met three times during 2006. See “Nasdaq Corporate Governance Guidelines and Code of Ethics” for a discussion of our corporate governance policies.

Executive Committee. Subject to the limitations in our by-laws, the executive committee has the general power and authority of the board of directors to act in the management of our business and affairs. This committee did not meet during 2006.

Finance Committee. The finance committee advises the board of directors with respect to the oversight of our financial operations and conditions, including recommendations for our annual operating and capital budgets. This committee met thirteen times during 2006.

Management Compensation Committee. The management compensation committee, among other duties, reviews and approves base salary and incentive compensation awards for officers of the company whose compensation exceeds certain thresholds, which for 2006 were set at base compensation in excess of $200,000 and/or total annual cash compensation (including annual incentive compensation) in excess of $400,000. On January 30, 2007, the management compensation committee approved an amendment to the charter that increased these levels to $300,000 and $500,000, respectively. The management compensation committee also reviews and recommends to the full board of directors for approval all compensation and benefit plans for officers and staff of the company; reviews and approves performance goals for officers of the company; reviews and approves equity awards granted to officers and staff of the company; and provides the board of directors with quarterly reports on the distribution of equity awards. The management compensation committee refers equity awards of 100,000 shares or more to the full board of directors for ratification upon committee review and approval.

Each member of the management compensation committee is independent, as required by the rules of The Nasdaq Stock Market. This committee met twelve times during 2006.

Nominating Committee. The nominating committee has the authority to identify and nominate candidates for vacancies on the Nasdaq board. Additionally, if a director position becomes vacant because of death, disability, disqualification, removal, resignation or increase in the number of directors, the nominating committee will nominate, and the board of directors will elect by majority vote, a person satisfying the classification (Industry, Non-Industry or Public Director), if applicable, for the directorship to fill such vacancy, except that if the remaining term is not more than six months, no replacement is required.

The nominating committee considers possible candidates suggested by board and committee members, industry groups, stockholders, senior management, or individuals personally known to the members. In addition to submitting suggested nominees to the nominating committee, a Nasdaq stockholder may nominate a person for election as a director at Nasdaq’s annual meeting or at a special meeting, provided the stockholder follows the procedures specified in Nasdaq’s by-laws. In evaluating candidates, the nominating committee reviews the skills and characteristics required of board nominees in light of the current composition of the board. The assessment includes a review and consideration of the following factors:

•	promoting diversity of opinions, perspectives, personal and professional skills and experiences and backgrounds;

•	particular skills, such as knowledge of the securities industry, technology, finance, accounting and other knowledge needed on the board;

•	the candidate’s willingness to participate fully in board activities including active membership on board committees; and

•	the needs of the Nasdaq board—including financial expertise referred to in SEC regulations and Nasdaq listing standards.

The nominating committee will review all candidates in the same manner, regardless of the source of the recommendation.

Nasdaq’s by-laws require that no more than three current members of the Nasdaq board and two industry members may serve on the nominating committee. None of the members of the nominating committee currently serves on the board of directors. Each member of the nominating committee is independent of Nasdaq pursuant to the standards of independence applicable to members of the nominating committees of companies listed on The Nasdaq Stock Market. The Nasdaq board appoints the members of the nominating committee and will consider candidates recommended by stockholders, directors, officers and other sources, including third party search firms. In evaluating nominating committee candidates, the Nasdaq board reviews and considers:

•	the candidate’s willingness to participate fully in the committee’s activities;

•	the attributes of the candidates (including areas of expertise, experience, background, integrity, available time commitment, diversity, and applicable laws, rules and regulations);

•	the candidate’s ability to represent the interests of stockholders, public and investors; and

•	the needs of the nominating committee.

The board of directors reviews all candidates in the same manner, regardless of the source of the recommendation.

This committee met two times during 2006.

Policy Committee. The policy committee reviews certain proposed rule filings to be made to the SEC, consults with and makes recommendations to the Exchange’s board on such rule proposals and analyzes and advises the Exchange’s board on other policy matters that may be referred to it. This committee met four times during 2006.

Regulatory Oversight Committee. The regulatory oversight committee, among other things, oversees the adequacy and effectiveness of the Exchange’s regulatory and self-regulatory organization (SRO) responsibilities, assesses the Exchange’s regulatory performance and assists the board and its committees in reviewing the regulatory plan and overall effectiveness of Exchange’s regulatory functions. In accordance with its charter, the regulatory oversight committee consists of at least three directors who are classified as Public Directors. Each member of the regulatory oversight committee is independent, as determined under the rules of The Nasdaq Stock Market. This committee met two times during 2006.

Nasdaq Board Attendance at Annual Meeting

Nasdaq’s policy is to encourage all directors to attend the annual meeting. In 2006, six members of the Nasdaq board attended the annual meeting.

PROPOSAL II

RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements for fiscal year 2007. Ernst & Young has audited Nasdaq’s financial statements since fiscal year 1986. Representatives of Ernst & Young are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The table below shows the amount of fees Nasdaq paid to Ernst & Young for fiscal years 2006 and 2005 (including expenses), which totaled $4,582,166 and $3,594,754, respectively. Details of the fees are based on the categories provided by the SEC auditor independence rules that became effective in 2003.

	2006	2005
Audit fees(1)	$3,158,436	$2,935,590
Audit-related fees(2)	1,423,730	622,714

Audit and audit-related	4,582,166	3,558,304
Tax fees	—	36,450
All other fees	—	—

Total(3)	$4,582,166	$3,594,754

(1)	Increase primarily related to incremental statutory audit requirements, partially offset by decreases in fees associated with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Increase primarily related to fees associated with strategic initiatives including mergers and acquisitions.

(3)	Fees exclude services provided to Nasdaq’s non-profit entities, and services provided in relation to Nasdaq’s role as the Securities Information Processor under the Unlisted Trading Privileges Plan and the audit of the Nasdaq-100 Trust, Series 1, and the trust for the Nasdaq-100 Index Tracking Stock, also known as the “QQQ.”

Audit fees primarily represent the audit of Nasdaq’s annual financial statements and the review of Nasdaq’s Form 10-K and quarterly reports on Form 10-Q, statutory audits of subsidiaries, accounting consultations on matters addressed during the audit or interim reviews and internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees primarily represent fees for consultations associated with strategic initiatives, including mergers and acquisitions and an employee benefit plan audit. Tax fees represent preparation of tax returns for expatriate employees in 2005.

Nasdaq also incurred fees payable to PricewaterhouseCoopers LLP for the fiscal year ended 2005, totaling $265,187. These fees represent audit fees for the INET ECN for the year ended December 31, 2005. On December 8, 2005, Nasdaq completed its acquisition of INET ECN. The results of the INET ECN have been included in the consolidated Nasdaq results for the period December 8, 2005 through December 31, 2005. PricewaterhouseCoopers LLP was the independent registered public accounting firm for Instinet, including the INET ECN subsidiary, prior to the acquisition and, given their historical knowledge, the audit committee chose to continue the relationship through the remainder of 2005.

Under the Sarbanes-Oxley Act, the audit committee is responsible for the appointment, compensation and oversight of the services provided by Nasdaq’s independent registered public accounting firm. The audit committee is required to pre-approve both audit and non-audit services performed by Nasdaq’s independent registered public accounting firm, and the audit committee approved all such services in 2006 and 2005. See also “Audit Committee Report.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NASDAQ’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2007.

PROPOSAL III

APPROVE AMENDED AND RESTATED EQUITY PLAN

We believe that our long-term success and the continued growth of stockholder value depends on our ability to attract, retain and motivate qualified employees, officers and directors of the company. As a result, a significant component of our compensation program has consisted of grants of stock options and shares of restricted stock under our Equity Plan. While we believe that stock options and restricted stock are effective forms of equity compensation, we believe that an increased flexibility to award stock-based awards that are based on the attainment of performance goals is consistent with our compensation philosophy and will increase our ability to compete for key talent in an intensely competitive market.

Accordingly, on April 18, 2007, the board of directors approved the amended and restated Equity Plan and recommended that the plan be submitted for stockholder approval at the annual meeting. The recommended Equity Plan amendments would: (i) broaden the categories of awards available to be granted under the Equity Plan to include performance compensation awards, (ii) secure the tax deductibility of payments made pursuant to the grant of performance compensation awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), (iii) without changing the total number of awards permitted under the Equity Plan, eliminate a restriction on the maximum amount of non-option awards that may granted under the plan, (iv) provide that the management compensation committee may cancel any future outstanding awards and cause the holders to be paid in the event of certain change-of-control related events and (v) make other clarifications and technical revisions designed primarily to improve administration and ensure compliance with new accounting rules and Code provisions. The Equity Plan also incorporates all previous amendments made to the Equity Plan over the intervening six years since it was adopted and approved by stockholders on May 15, 2001.

The full text of the amended and restated Equity Plan is attached as Annex B to this Proxy Statement. No grants will be made under the Equity Plan pursuant to the proposed amendment and restatement unless the stockholders approve the amended and restated Equity Plan.

Summary of the Significant Features of the Amendment and Restatement

The amendment and restatement of the Equity Plan primarily sets the parameters within which the management compensation committee may grant performance compensation awards under the Equity Plan. The parameters include a set of objective criteria from which the management compensation committee must select when setting performance goals for any particular performance compensation award under the Equity Plan. The parameters are structured so that performance compensation awards granted under the Equity Plan must comply with Section 162(m) of the Code. Under the amended and restated Equity Plan, the management compensation committee may structure any type of award otherwise permitted under the Equity Plan (other than certain stock options or stock appreciation rights) as a performance compensation award.

In addition, the amendment and restatement eliminates a restriction on the maximum amount of non-option awards that may be granted under the plan, without changing the total number of awards permitted under the Equity Plan. Under the amended and restated Equity Plan, the management compensation committee would be permitted to allocate awards granted under the plan between option and non-option awards in its discretion.

The amendment and restatement of the Equity Plan also provides that in the event that (i) Nasdaq is merged or consolidated with another corporation or entity and consideration is received by Nasdaq stockholders in a form other than stock or other equity interests of the surviving entity, (ii) all or substantially all of Nasdaq’s assets are acquired by another person, (iii) Nasdaq is reorganized or liquidated or (iv) Nasdaq enters into a written agreement to undergo any of these events, the management compensation committee may, in its discretion, cancel any future outstanding award in exchange for the payment to the holder, in cash or stock, or any combination thereof, of the value of such award based upon the price per share received or to be received by other Nasdaq stockholders.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally provides that we may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Certain performance-based compensation is exempt from this limit. Specifically, Section 162(m) of the Code does not preclude us from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that cash compensation exceeds $1,000,000. In order to qualify for this deduction, the plan under which the compensation is paid, the Equity Plan, must be structured to satisfy the requirements of Section 162(m) of the Code. Under this provision, the performance criteria, the maximum amounts payable under the Equity Plan and the class of persons eligible to receive performance-based compensation are required to be approved by Nasdaq’s stockholders.

Description of the Equity Plan

The following is a description of the material terms of the Equity Plan, and as such is qualified by the actual terms of the Equity Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Plan, which is attached to this Proxy Statement as Annex B and incorporated herein by reference. Stockholders are encouraged to read the text of the plan in its entirety.

Plan Purpose

The purpose of the Equity Plan is to (i) attract and retain the services of key employees, officers, outside directors, advisers and consultants of Nasdaq and its affiliates by providing those persons with a proprietary interest in Nasdaq, (ii) motivate such individuals by means of performance-related incentives to achieve long-range performance goals and (iii) link compensation to the long-term interests of stockholders. The Equity Plan allows us to provide that proprietary interest through the grant of: (i) incentive stock options (which may only be granted only to employees), (ii) non-qualified stock options, (iii) restricted stock (which have restrictions upon transfer and are subject to forfeiture), (iv) restricted stock units, (v) performance share awards and (vi) other stock-based awards.

The Equity Plan is not intended to preclude the board of directors from continuing or establishing any compensation plan that Nasdaq now has or may hereafter lawfully put into effect, including but not limited to any other incentive compensation, bonus, stock purchase or stock option plan.

Through April 18, 2007, only stock options and restricted stock awards have been granted under the Equity Plan. The management compensation committee is authorized, subject to the provisions of the Equity Plan, to grant awards and establish rules and regulations that it deems necessary for the proper administration of the Equity Plan and to make whatever determinations and interpretations it deems necessary or advisable.

Administration

The Equity Plan is administered by the management compensation committee. The committee has full power and authority to:

•	designate participants in the Equity Plan;

•	determine the type of awards to be granted to a participant;

•	determine the number of shares to be covered by any award;

•	determine the terms and conditions of any award;

•	determine the circumstances under which awards may be settled or exercised in cash, shares, other securities, other awards or other property;

•	determine the circumstances under which awards may be canceled, forfeited, or suspended;

•	determine the circumstances under which amounts payable with respect to an award shall be deferred;

•	interpret and administer the Equity Plan and any related agreements;

•	establish, amend, suspend, or waive rules and regulations and appoint agents as it shall deem appropriate for the proper administration of the Equity Plan; and

•	make any other determination and take any other action that it deems necessary or desirable for the administration of the Equity Plan.

Under certain circumstances, the management compensation committee may delegate some aspects of its authority to one or more officers or managers of the company. No member of the board of directors or the management compensation committee shall be liable for any action taken, or determination made in good faith, with respect to the Equity Plan or any award granted thereunder.

Available Shares

Under the Equity Plan, the management compensation committee is authorized to grant options and other stock awards to acquire up to a total of 24.5 million shares of Nasdaq’s authorized, but unissued or reacquired, common stock, par value $0.01 per share. The total number of shares available is subject to adjustment in certain cases to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan.

As of March 31, 2007, 28,127,504 shares had been granted under the Equity Plan, of which 8,922,099 were cancelled and 117,189 were surrendered for taxes. As a result, 5,411,784 shares are available under the Equity Plan for future grants.

Eligibility

Awards under the Equity Plan may be granted at the discretion of the management compensation committee to officers, directors, employees, consultants or advisers of Nasdaq or any affiliate. As of April 12, 2007, we had nine executive officers, fourteen directors and 887 employees. For further information on directors and executive officers, see “Proposal I: Election of Directors” and “Executive Officers of Nasdaq.”

Options

Options granted to employees under the Equity Plan may be either incentive stock options, as defined under Section 422 of the Code, or non-qualified stock options (which are not meant to be tax qualified for purposes of Section 422). Under the Equity Plan, non-employee directors may be granted non-qualified stock options, but not incentive stock options. For further information about grants to directors under the Equity Plan, see “Director Compensation.”

An incentive stock option may not have an exercise price less than the fair market value of the underlying common stock on the date of grant, may not be exercised more than 10 years from the date of grant, and is subject to other limitations which, when abided by, allow the option holder to qualify for special tax treatment. Non-qualified stock options may have an exercise price of less than (solely in the case of substitute options), equal to, or greater than the fair market value of the underlying common stock on the date of grant but, like incentive stock options, are limited to an exercise period of no longer than 10 years. Upon the exercise of an option, the management compensation committee may provide for the grant of a replacement option at the fair market value of such replacement option on the date it is granted. In 2001, non-qualified stock options contained the replacement option feature; subsequent option awards have not included this feature.

The management compensation committee determines and designates those persons to whom awards are granted and also determines: the award period; the vesting period; and other terms, provisions, limitations and performance requirements, provided they are not inconsistent with the Equity Plan. To date, either restricted stock and/or stock options have been granted to all of the company’s employees.

An option may not be transferable except by will or by the laws of descent or distribution, unless specified in the Equity Plan or determined otherwise by the board of directors or the management compensation committee.

Restricted Stock and Restricted Stock Units

Each restricted stock and restricted stock unit award specifies the number of shares of restricted stock or units, as applicable, to be awarded; the price, if any, to be paid by the award recipient; the time during which the stock or units, as applicable, will be subject to forfeiture; and the conditions upon the satisfaction of which, the restricted stock or units, as applicable, will vest. The grant and/or the vesting of restricted stock or units may be conditioned upon the completion of a specified period of service, upon the attainment of specified performance objectives or upon such other criteria as the management compensation committee may determine. Restricted stock and units may not be sold or otherwise transferred or encumbered (except as may be provided, in the case of restricted stock, in the applicable award agreement) until, with respect to restricted stock, all restrictions have lapsed. The management compensation committee may provide that the recipient of restricted stock or units, as applicable, has the right to vote the restricted stock or units and receive dividends, if any, on the restricted stock.

Prior Grants of Options and Restricted Stock

The following table shows the number of stock options and shares of restricted stock, including any awards that were subsequently cancelled or surrendered for taxes, that Nasdaq has awarded, to date, to the following individuals or groups:

•

our principal executive officer, principal financial officer and, in alphabetical order, each of our three most highly compensated executive officers, other than the principal executive officer and principal financial officer, for the year ended December 31, 2006 (the named executive officers);

•

one other individual, Mr. Hardwick Simmons, who has received over five percent of the total number of stock options, including any options that were subsequently cancelled or surrendered for taxes, awarded under the Equity Plan;

•	all nine of the current executive officers as a group (for information about the current executive officers, see “Executive Officers of Nasdaq”);

•	all thirteen of the current non-employee directors as a group (for information about the current non-employee directors, see “Proposal I: Election of Directors”); and

•	all employees, excluding the current executive officers, as a group.

Name and Position	Number of Stock Options Awarded	Number of Shares of Restricted Stock Awarded
Robert Greifeld President and Chief Executive Officer	2,960,000	300,000
David Warren Executive Vice President and Chief Financial Officer	367,801	25,515
Christopher Concannon Executive Vice President	482,558	10,870
Anna Ewing Executive Vice President	220,158	102,620
Adena Friedman Executive Vice President	432,558	26,770
Hardwick Simmons Former Chairman and Chief Executive Officer	2,000,000	—
All Current Executive Officers	5,767,458	529,456
All Current Non-Employee Directors	15,000	100,270
All Non-Executive Employees	20,345,046	1,147,219

Other Stock-Based Awards

The management compensation committee may grant other stock-based awards (which are awards of stock or awards payable or valued, in whole or in part, in reference to the common stock). The management compensation committee shall determine the terms and conditions of any such other stock-based award.

Performance Compensation Awards, Eligible Persons and Performance Criteria

The management compensation committee may designate any awards under the Equity Plan (other than any stock options or stock appreciation rights granted with an exercise price or grant price, as the case may be, less than the fair market value per share on the date of grant) as performance compensation awards.

Within 90 days of each performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the management compensation committee will designate the participants who will be eligible to receive performance compensation awards under the Equity Plan. Within this time frame, the management compensation committee will also establish performance goals for each of the designated participants.

Performance goals will relate to Nasdaq’s performance or the performance of one or more of Nasdaq’s subsidiaries, divisions, departments or functions. The designated participants will be eligible to receive payments in respect of their performance compensation awards only to the extent that (a) the performance goals for the performance period are met, and (b) some or all of a designated participant’s performance compensation award has been earned for the performance period.

The performance goals for designated participants will be based on attainment of specific levels of performance, with reference to one or more of the following performance criteria:

•	net sales;

•	operating income;

•	earnings before interest, taxes, depreciation and amortization;

•	earnings before interest and taxes;

•	net income (before or after taxes);

•	earnings per share;

•	operating cash flow;

•	share price;

•	total stockholder return;

•	return on equity;

•	return on invested capital; or

•	market share.

Following the end of the applicable performance period, the management compensation committee will certify the attainment of the performance goals and will calculate the award, if any, payable to each designated participant. The management compensation committee retains the right to reduce any award in its discretion. The maximum amount payable to a designated participant in respect of a performance compensation award that is intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code is 150,000 shares or, if the performance compensation award is paid in cash, the equivalent cash value of 150,000 shares on the first or last date of the performance period as to which the performance compensation award relates, as determined by the management compensation committee. In addition, the management compensation committee may award a cash bonus to any participant and designate the bonus as a performance compensation award in order to qualify the award as “performance-based compensation” under Section 162(m) of the Code. The maximum amount that can be paid in any calendar year for any such cash bonus award is the greater of 3% of before tax net income, as calculated in accordance with GAAP, or $3,000,000.

Termination of Employment

The management compensation committee has the power and authority to determine the terms and conditions that apply to any award upon termination of employment. Incentive stock options will terminate no later than three months after any termination of employment (one year after termination upon death or disability as provided in the applicable award agreement evidencing the options).

Change in Control

In the event a change in control of Nasdaq occurs, all outstanding awards under the Equity Plan that would have vested within one year following the change of control will vest and, if applicable, shall become fully exercisable. If an award holder is terminated without cause within one year following a change of control, all remaining awards shall immediately vest and become exercisable. A change in control of Nasdaq will be deemed to occur for purposes of the Equity Plan, subject to certain exceptions, upon any of the following events:

•	an acquisition by any person of 25% or more of the then-outstanding common stock;

•	the board of directors at the effective date of the Equity Plan (or certain of their approved successors) ceases to constitute a majority of the company’s board of directors;

•

the consummation of a consolidation or merger with another entity where the common stock outstanding immediately prior to the consolidation or merger no longer represents a majority of the common stock outstanding immediately after the consolidation or merger or a majority of the combined voting power of the surviving or parent entity outstanding immediately after the consolidation or merger; or

•	stockholder approval of a complete liquidation or the consummation of a sale of all or substantially all of Nasdaq’s assets.

Amendments

In general, the board of directors may amend, alter, suspend, discontinue, or terminate the Equity Plan at any time; however, (i) no such change shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the board deems it necessary or desirable to comply and (ii) no such change which would adversely affect the rights of any participant or any holder or beneficiary of any award may be made without the consent of the affected awardholder. In addition, the management compensation committee may amend the Equity Plan to cure ambiguities, to correct defective or inconsistent provisions or to make other immaterial changes.

Repricing Prohibited

The management compensation committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any awards granted under the plan. Any such change that would adversely affect the rights of any participant or any holder or beneficiary of any award shall not be effective without the consent of the affected person. Without stockholder approval, no amendment or modification may reduce the option price of any option or the strike price of any stock appreciation right. The management compensation committee also cannot take certain other actions to “reprice” outstanding awards under the plan.

Right to Cancel

In the event of certain change-of-control related events, the management compensation committee may cancel any outstanding awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of stock received or to be received by other Nasdaq stockholders in the event.

Certain Federal Income Tax Consequences

The following discussion of certain relevant U.S. income tax effects applicable to options and restricted stock granted under the Equity Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

An individual generally will not be taxed upon the grant of a non-qualified stock option with an exercise price equal to or greater than the fair market value of the shares on the date of grant. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. At the time the option is exercised, Nasdaq will generally be entitled to a tax deduction equal in amount to the ordinary income recognized by the optionee.

An optionee will not be in receipt of taxable income upon the grant or timely exercise of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of Nasdaq or a subsidiary at all times during the period beginning on the date of grant of the option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of death or a disabled optionee). The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to non-qualified stock options. Nasdaq is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the optionee disposes of stock within the holding periods described above, Nasdaq may be entitled to a tax deduction for the amount of ordinary income, if any, realized by the optionee.

The recipient of an award of restricted stock generally will not be taxed upon the grant of the award, but rather the holder of the award will recognize ordinary income in an amount equal to the fair market value of the number of shares of common stock subject to the award at the time the shares are no longer subject to a substantial risk of forfeiture. Alternatively, the employee can elect under Section 83(b) of the Code to include the value of the restricted stock at the time of the grant, less any amount paid for it, in his income for the year in which he received the restricted stock. The employee must file this election with the Internal Revenue Service within 30 days after the restricted stock is granted to him. If the employee makes this election, subsequent changes in the value of the stock will not result in ordinary income or loss to him. However, if the stock is later forfeited, the employee will not be entitled to any deduction with respect to the amount he earlier included as ordinary income. Nasdaq will be entitled to an income tax deduction in the year in which the employee recognized ordinary income with respect to the restricted stock in an amount equal to the income recognized by the employee.

If no Section 83(b) election is made, (i) no income will be recognized by the employee (and Nasdaq will not be entitled to a deduction) with respect to the restricted stock until the date the restrictions lapse, (ii) any dividends paid on the restricted stock until the restrictions lapse will be taxed to the employee as compensation income (and Nasdaq will be entitled to a deduction), and (iii) the employee will recognize ordinary income at the time the restrictions lapse in an amount equal to the fair market value of the restricted stock at that time, less the amount paid, if any, and Nasdaq will be entitled to a corresponding deduction. Upon a subsequent disposition of the restricted stock by the employee, any gain or loss realized above or below the value previously taken into income by the employee will be long-term or short-term capital gain or loss, depending on the holding period of the shares following the date the restrictions lapse or the Section 83(b) election was made, as applicable.

The recipient of an award of restricted stock units generally will not be taxed upon the grant or vesting of the award, but rather will recognize ordinary income in an amount equal to the amount paid to him or her in respect of such award at the time such award is paid. In either case, Nasdaq will be entitled to a deduction at the time when, and in the amount that, the recipient recognizes ordinary income.

Equity Compensation Plan Information

Nasdaq’s Equity Plan provides for the issuance of our equity securities to officers and other employees, directors and consultants. In addition, employees of Nasdaq and its subsidiaries are eligible to participate in the Nasdaq 2000 Employee Stock Purchase Plan (ESPP) at 85.0% of the fair market value of our common stock on the price calculation date. The Equity Plan and the ESPP have been approved previously by our stockholders. In 2003, we granted non-qualified stock options for 1,000,000 shares of common stock and 100,000 shares of restricted stock to Robert Greifeld as inducement awards to secure his employment as President and Chief Executive Officer of Nasdaq. These two inducement awards were outside of the Equity Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under all of Nasdaq’s compensation plans as of December 31, 2006.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)(1)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (c)
Equity compensation plans approved by stockholders	10,943,975		$14.81	6,641,206	(2)
Equity compensation plans not approved by stockholders	700,000	(3)(4)	$5.28	—
Total	11,643,975		$14.24	6,641,206	(2)

(1)	The amounts in this column include only the number of shares to be issued upon exercise of outstanding options, warrants and rights. At December 31, 2006, we also had 800,290 shares to be issued upon vesting of outstanding restricted stock awards.

(2)	This amount includes 4,423,207 shares of common stock that may be awarded through options pursuant to the Equity Plan, 1,196,211 shares of common stock that may be awarded other than through options pursuant to the Equity Plan and 1,021,788 shares of common stock that may be issued pursuant to the ESPP.

(3)	Mr. Greifeld received an inducement award of non-qualified stock options exercisable for 1,000,000 shares of common stock pursuant to the terms of his 2003 employment agreement, of which he has exercised 300,000 shares. The award was granted on April 15, 2003 at an exercise price of $5.28 per share and expires on April 15, 2013. The option became exercisable with respect to 250,000 shares on July 10, 2003 and became exercisable with respect to 250,000 shares on each of April 15, 2004, 2005 and 2006. In the event Mr. Greifeld’s employment is terminated by Nasdaq for cause or by Mr. Greifeld without good reason (each as defined in his 2003 employment agreement), the vested options will remain exercisable for a period ending on the earlier of ten days after termination or the expiration date. In the event Mr. Greifeld’s employment is terminated by Nasdaq without cause, by Mr. Greifeld for good reason or in the event of death or disability, Mr. Greifeld would have the earlier of 24 months after the termination date or the expiration date to exercise the vested options. If Mr. Greifeld’s employment terminates as a result of retirement (as defined in his employment agreement), he would have the earlier of 370 days or the expiration date to exercise the vested options. In the event Mr. Greifeld’s employment terminates as a result of a non-renewal by Nasdaq, any vested options will be exercisable until the earlier of 24 months from termination or the expiration date. This inducement award is transferable by Mr. Greifeld only to certain immediate family members or to a trust or other entity for the exclusive benefit of such immediate family members.

(4)	Does not include 100,000 shares of restricted stock granted to Mr. Greifeld as an inducement award on June 11, 2003. The shares of restricted stock vested in equal amounts on each of the first three anniversaries of May 12, 2003, Mr. Greifeld’s employment date. This inducement award is transferable only by the laws of descent and distribution.

Fair Market Value of Common Stock

As of the close of trading on The Nasdaq Stock Market on April 12, 2007, the fair market value of one share of our common stock was $29.59.

New Benefits Under the Equity Plan

We entered into an amended and restated employment agreement with Robert Greifeld, our Chairman and Chief Executive Officer, effective as of January 1, 2007. Under the agreement, Mr. Greifeld will be granted 80,000 performance share units annually for four years. Each annual grant will be subject to continued employment and a three-year performance period. For example, the 80,000 units granted in 2007 will be subject to a performance period from January 2007 until December 2009. At the end of a performance period, Mr. Greifeld may earn from 0% to 150% of the 80,000 shares granted, depending upon the attainment of goals established by the management compensation committee. In order to grant the performance share units and to secure the tax deductibility of payments made pursuant to the grant of performance share units under Section 162(m) of the Code, the grant is conditioned upon and subject to approval by Nasdaq’s stockholders of performance-related criteria and related amendments to the Equity Plan. For further information about the amended and restated employment agreement, see “Executive Compensation—Employment Agreement.”

For the first grant of 80,000 performance share units, the management compensation committee determined that the relevant performance metric will be earnings per share growth, or EPS growth, over the three-year performance period. The actual number of shares earned will be calculated as a percentage equal to the percentage that actual performance is higher or lower than target down to the floor or up to the ceiling, with a floor of 40,000 shares and a ceiling of 120,000 shares. Because the eventual value of the awards is dependent upon EPS growth and stock performance over a three-year period, the dollar value of the awards to Mr. Greifeld is not determinable at this time

Because persons to whom other awards may be made under the Equity Plan are to be determined from time to time by the management compensation committee in its discretion, it is not possible at this time to indicate the number, name or positions of persons who will receive other future awards or the nature and terms of future awards.

Nasdaq believes that the awards that have been granted under the Equity Plan have been and will continue to be granted to individuals who possess a capacity to contribute significantly to our success.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED EQUITY PLAN.

OTHER BUSINESS

The Nasdaq board knows of no business other than the matters described in this proxy statement that will be presented at the annual meeting. To the extent that matters not known at this time may come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

EXECUTIVE OFFICERS OF NASDAQ

The executive officers of Nasdaq are as follows:

Name	Age	Position
Robert Greifeld	49	President and Chief Executive Officer
Bruce Aust	43	Executive Vice President—Corporate Client Group
Christopher R. Concannon	39	Executive Vice President—Transaction Services
Anna M. Ewing	46	Executive Vice President—Operations & Technology and Chief Information Officer
Adena T. Friedman	37	Executive Vice President—Corporate Strategy and Data Products
Ronald Hassen	55	Senior Vice President, Controller and Principal Accounting Officer
John L. Jacobs	48	Executive Vice President—Nasdaq Financial Products and Chief Marketing Officer
Edward S. Knight	56	Executive Vice President and General Counsel
David P. Warren	53	Executive Vice President and Chief Financial Officer

Robert Greifeld, a member of our board of directors, was appointed our President and Chief Executive Officer in May 2003. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the President and Chief Operating Officer.

Bruce Aust has served as Executive Vice President of the Corporate Client Group since July 2003. Previously, Mr. Aust served as Executive Director and Vice President of the Corporate Client Group. Before joining Nasdaq in 1998, Mr. Aust served 12 years at Fidelity Investments in a variety of sales, trading and management positions in Dallas, Boston, Los Angeles and San Francisco.

Christopher R. Concannon has served as Executive Vice President of Transaction Services since October 2003 and joined Nasdaq as Executive Vice President of Strategy and Business Development in May 2003. Before joining Nasdaq, Mr. Concannon worked from 2002 to 2003 at Instinet, a holding company that operated an alternative trading system and whose subsidiaries provided global agency and other brokerage services. Mr. Concannon served most recently as President of Instinet Clearing Services, Inc. From 1999 to 2002, Mr. Concannon worked at Island ECN, Inc., an alternative trading system, in several positions including Special Counsel and Vice President of Business Development. Mr. Concannon was an associate attorney at Morgan, Lewis and Bockius, LLP from 1997 to 1999 and served as an attorney with the U.S. Securities and Exchange Commission from 1995 to 1997.

Anna M. Ewing has served as Executive Vice President of Operations & Technology and Chief Information Officer since December 2005. Previously, she served as Senior Vice President of Technology Services in Nasdaq’s Operations & Technology Group since October 2000. Before joining Nasdaq, Ms. Ewing was Managing Director, Electronic Commerce at CIBC World Markets in New York.

Adena T. Friedman has served as Executive Vice President of Data Products since January 2002. In October 2003, Ms. Friedman assumed additional responsibilities as head of Corporate Strategy. Previously, Ms. Friedman served as Senior Vice President of Nasdaq Data Products from January 2001 to January 2002, Vice President of OTC Bulletin Board, Mutual Fund Quotation Service and NasdaqTrader.com from January 2000 to January 2001, Director of OTC Bulletin Board and Mutual Fund Quotation Service from August 1997 to January 2000 and Marketing Manager overseeing our marketing efforts to broker-dealers from April 1995 to August 1997. Ms. Friedman joined Nasdaq in 1993.

Ronald Hassen has served as Senior Vice President and Controller since March 2002 and Principal Accounting Officer since May 2002. Previously, Mr. Hassen served as Treasurer from November 2002 through January 2007. Prior to joining Nasdaq, Mr. Hassen served as Controller of Deutsche Bank North America from June 1999, after its acquisition of Bankers Trust Company. Mr. Hassen joined Bankers Trust in 1989, serving most recently as Principal Accounting Officer from 1997 until the company’s acquisition by Deutsche Bank.

John L. Jacobs has served as Executive Vice President of Nasdaq Financial Products and Chief Marketing Officer since July 2002. Mr. Jacobs also serves as Chief Executive Officer of Nasdaq Global Funds, Inc. and Chairman of Nasdaq Financial Product Services Ireland Limited. Previously, Mr. Jacobs served as Senior Vice President of Worldwide Marketing and Financial Products from January 2000 until July 2002 and as Vice President of Investor Services and Worldwide Marketing from January 1997 until January 2000. Mr. Jacobs joined Nasdaq in 1983.

Edward S. Knight has served as Executive Vice President and General Counsel since October 2000. Previously, Mr. Knight served as Executive Vice President and Chief Legal Officer of NASD from July 1999 to October 2000. Prior to joining NASD, Mr. Knight served as General Counsel of the U.S. Department of the Treasury from September 1994 to June 1999.

David P. Warren has served as Executive Vice President since January 2001 and Chief Financial Officer since September 2001. Mr. Warren oversees finance and all administrative services including real estate, property management and purchasing. Prior to his current position, Mr. Warren was Chief Financial Officer of the Long Island Power Authority from 1998 to 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our voting securities as of April 12, 2007 by:

•	each person who is known by us to own beneficially more than 5% of our voting securities;

•	each director;

•	each named executive officer; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying convertible notes, options or warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the convertible notes, options or warrants for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of April 12, 2007, 113,309,370 shares of common stock were outstanding (including shares of restricted common stock entitled to vote at the annual meeting).

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
H&F Investors IV, LLC (1) One Maritime Plaza, 12th Floor San Francisco, CA 94111	24,589,650	17.5%
Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	15,335,375	13.5%
Horizon Asset Management, Inc.(3) 470 Park Avenue South, 4th Floor South New York, NY 10016	13,840,600	12.2%
Silver Lake Partners II TSA, L.P.(4) Silver Lake Technology Investors II, L.P. Silver Lake Partners TSA, L.P. Silver Lake Investors, L.P. 2725 Sand Hill Road, Suite 150 Menlo Park, CA 94025	11,272,607	9.0%
Kinetics Asset Management, Inc.(5) 470 Park Avenue South, 4th Floor South New York, NY 10016	8,542,806	7.5%
Perry Corp.(6) Richard C. Perry 767 Fifth Avenue New York, NY 10153	6,500,000	5.7%
H. Furlong Baldwin(7)	23,474	*
Michael Casey(8)	25,007	*
Daniel Coleman(9)	—	—
Lon Gorman(10)	29,592	*
Patrick J. Healy(1)(11)	1,592	*
Glenn H. Hutchins(4)(12)	4,624	*
Merit E. Janow(13)	3,904	*
John D. Markese(14)	33,111	*

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Thomas F. O’Neill(15)	3,904	*
James S. Riepe(16)	4,613	*
Arvind Sodhani(17)	—	—
Thomas G. Stemberg(18)	17,245	*
Deborah L. Wince-Smith(19)	4,700	*
Robert Greifeld(20)	2,256,197	2.0%
Christopher R. Concannon(21)	224,032	*
Adena T. Friedman(22)	162,907	*
Anna Ewing(23)	181,780	*
David P. Warren(24)	207,320	*
All directors and executive officers of Nasdaq as a group (22 persons)	3,729,172	3.2%

*	Represents less than 1%.
(1)	Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P. and H&F Executive Fund IV, L.P. (H&F Entities) collectively beneficially own (1) $60 million in aggregate principal amount of Series A Notes, (2) Series A warrants to purchase 646,552 shares of common stock at an exercise price of $14.50 per share, (3) $240 million aggregate principal amount of Series B notes, (4) Series B warrants to purchase 2,753,448 shares of common stock at an exercise price of $14.50 per share, and (5) 500,000 shares of common stock (collectively, the H&F Securities). The Series A notes are convertible into 4,137,928 shares of common stock and the Series B notes are convertible into 16,551,722 shares of common stock, in each case subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event.

•

Hellman & Friedman Capital Partners IV, L.P. holds $48,365,842 in aggregate principal amount of Series A notes, a Series A warrant to purchase 521,184 shares of common stock, $193,463,369 in aggregate principal amount of Series B notes and a Series B warrant to purchase 2,219,547 shares of common stock.

•

H&F International Partners IV-A, L.P. holds $7,939,487 in aggregate principal amount of Series A notes, a Series A warrant to purchase 85,555 shares of common stock, $31,757,949 in aggregate principal amount of Series B notes and a Series B warrant to purchase 364,349 shares of common stock.

•

H&F International Partners IV-B, L.P. holds $2,618,946 in aggregate principal amount of Series A notes, a Series A warrant to purchase 28,221 shares of common stock, $10,475,784 in aggregate principal amount of Series B notes and a Series B warrant to purchase 120,186 shares of common stock.

•

H&F Executive Fund IV, L.P. holds $1,075,725 in aggregate principal amount of Series A notes, a Series A warrant to purchase 11,592 shares of common stock, $4,302,898 in aggregate principal amount of Series B notes and a Series B warrant to purchase 49,366 shares of common stock.

H&F Investors IV, LLC is the general partner of each of the H&F Entities. The investment decisions of each of the H&F Entities are made by the investment committee of Hellman & Friedman LLC, which exercises voting and dispositive power over the H&F Securities. Patrick Healy is a managing director of H&F Investors IV, LLC and Hellman & Friedman LLC and a member of the investment committee. Each of the members of the investment committee, including Mr. Healy, disclaims beneficial ownership of the securities described above except to the extent of their respective indirect pecuniary interests therein. Holders of the Series A and Series B notes are entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of such holder’s Series A and Series B notes on the applicable record date, subject to the 5% voting limitation contained in our certificate of incorporation. Share counts exclude 1,592 restricted shares granted to Mr. Healy in consideration of his service as a director of Nasdaq that are held proportionately for the benefit of the H&F Entities.

(2)	Based on information included in a Schedule 13G/A, dated February 14, 2007, filed with the SEC by Wellington Management Company, LLP. Wellington Management is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(3)

Based on information included in a Schedule 13G, dated February 2, 2007, filed with the SEC by Horizon Asset Management, Inc. Horizon Asset Management is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(4)	Silver Lake Partners II TSA, L.P. holds $119,843,370 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 1,291,415 shares of common stock. Silver Lake Technology Investors II, LP. holds $167,040 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 1,800 shares of common stock. Silver Lake Partners TSA, L.P. holds $20,769,568 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 223,810 shares of common stock. Silver Lake Investors, L.P. holds $584,611 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 6,300 shares of common stock. Mr. Hutchins is a managing director of each of: (i) Silver Lake Technology Associates II, L.L.C., which is the general partner of each of Silver Lake Partners L.P. and Silver Lake Investors, L.P. and (ii) Silver Lake Technology Associates II, L.L.C., which is the general partner of each of Silver Lake Partners II, L.P. and Silver Lake Technology Investors II, L.P. Mr. Hutchins disclaims beneficial ownership of the Series A notes and the Series A warrants held by Silver Lake. Holders of the Series A notes are entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of such holder’s Series A notes on the applicable record date, subject to the 5% voting limitation contained in our certificate of incorporation.

(5)	Based on information included in a Schedule 13G, dated February 5, 2007, filed with the SEC by Kinetics Asset Management, Inc. Kinetics Asset Management, Inc. is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(6)	Based on information included in a Schedule 13G, dated January 12, 2007, filed with the SEC by Perry Corp. and Richard C. Perry. Perry Corp. and Richard C. Perry are entitled to the number of votes equal to the number of shares of common stock that they own, subject to the 5% voting limitation contained in our certificate of incorporation.

(7)	Represents (i) 5,000 vested options to purchase common stock issued under the Equity Plan and (ii) 18,474 shares of restricted stock issued under the Equity Plan, 10,666 of which are vested, 3,032 of which vest on May 25, 2007 and 4,776 of which vest on May 23, 2008. Under the terms of the Equity Plan, Mr. Baldwin has the right to direct the voting of the restricted shares.

(8)	Represents (i) 5,000 vested options to purchase common stock issued under the Equity Plan and (ii) 20,007 shares of restricted stock issued under the Equity Plan, 13,791 of which are vested, 3,032 of which vest on May 25, 2007 and 3,184 of which vest on May 23, 2008. Under the terms of the Equity Plan, Mr. Casey has the right to direct the voting of the restricted shares. Excludes shares of common stock owned by Starbucks Corporation, of which Mr. Casey is an officer. Mr. Casey disclaims beneficial ownership of such shares.

(9)	Excludes shares of common stocks and warrants owned by affiliates of UBS Investment Bank, of which Mr. Coleman serves as a managing director. Mr. Coleman disclaims beneficial ownership of such shares and warrants.

(10)	Represents (i) 7,204 shares of restricted stock issued under the Equity Plan, 5,612 of which are vested and 1,592 of which vest on May 23, 2008 and (ii) 22,388 shares of common stock acquired through open-market purchases. Under the terms of the Equity Plan, Mr. Gorman has the right to direct the voting of restricted shares.

(11)	Represents 1,592 shares of restricted stock issued under the Equity Plan which vest on May 23, 2008. These shares are held by Mr. Healy for the benefit of the H&F Entities. Amounts exclude shares held by the H&F Entities. Mr. Healy disclaims beneficial ownership of the shares held by or for the benefit of the H&F Entities, including the 1,592 shares described herein, except to the extent of his pecuniary interest therein. Mr. Healy serves as a managing director of Hellman & Friedman LLC and of H&F Investors IV, LLC.

(12)	Represents 4,624 shares of restricted common stock granted pursuant to the Equity Plan, 3,032 of which vest on May 25, 2007 and 1,592 of which vest on May 23, 2008. Mr. Hutchins holds these restricted shares for the benefit of Silver Lake Technology Management, L.L.C. Under the terms of the Equity Plan, Mr. Hutchins has the right to direct the voting of restricted shares.

(13)	Represents 3,904 shares of restricted stock issued under the Equity Plan, 1,516 of which vest on May 25, 2007 and 2,388 of which vest on May 23, 2008. Under the terms of the Equity Plan, Ms. Janow has the right to direct the voting of the restricted shares.

(14)	Represents (i) 5,000 vested options to purchase common stock issued under the Equity Plan, (ii) 13,111 shares of restricted stock issued under the Equity Plan, 6,895 of which are vested, 3,032 of which vest on May 25, 2007 and 3,184 of which vest on May 23, 2008 and (iii) 15,000 shares of common stock held by the John D. Markese Trust September 2, 1999, of which Mr. Markese is a trustee and beneficiary. Under the terms of the Equity Plan, Mr. Markese has the right to direct the voting of the restricted shares.

(15)	Represents 3,094 shares of restricted stock issued under the Equity Plan, 1,516 of which vest on May 25, 2007 and 2,388 of which vest on May 23, 2008. Under the terms of the Equity Plan, Mr. O’Neill has the right to direct the voting of the restricted shares. Excludes shares of common stock and warrants to purchase common stock owned by Sandler O’Neill & Partners, L.P., of which Mr. O’Neill is a founding principal. Mr. O’Neill disclaims beneficial ownership of such shares and warrants.

(16)	Represents 4,613 shares of restricted stock issued under the Equity Plan, 3,021 of which vest on May 26, 2007 and 1,592 of which vest on May 23, 2008. Under the terms of the Equity Plan, Mr. Riepe has the right to direct the voting of the restricted shares. Excludes shares of common stock and warrants to purchase common stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Senior Advisor. Mr. Riepe disclaims beneficial ownership of such shares and warrants.

(17)	Excludes shares of common stock owned by Intel Corporation, of which Mr. Sodhani is an officer. Mr. Sodhani disclaims beneficial ownership of such shares.

(18)	Represents (i) 9,220 shares of restricted stock issued under the Equity Plan, of which 6,117 are vested and 1,511 of which vest on May 26, 2007, and 1,592 of which vest on May 23, 2008 and (ii) 8,025 shares of common stock purchased by Mr. Stemberg in open market transactions. Under the terms of the Equity Plan, Mr. Stemberg has the right to direct the voting of the restricted shares.

(19)	Represents 4,700 shares of restricted stock issued under the Equity Plan, 1,516 of which vest on May 25, 2007 and 3,184 of which vest on May 23, 2008. Under the terms of the Equity Plan, Ms. Wince-Smith has the right to direct the voting of the restricted shares.

(20)	Includes (i) 1,000,000 vested options to purchase common stock issued under the Equity Plan, (ii) 700,000 vested options to purchase common stock granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld’s employment agreement, (iii) 85,107 shares of vested restricted stock issued as an inducement award outside of the Equity Plan, (iv) 171,090 shares of restricted stock issued under the Equity Plan, of which 70,090 are vested and 67,000 of which vest on May 12, 2007 and 34,000 of which vest on May 12, 2008 and (v) 300,000 shares of common stock issued to Mr. Greifeld upon exercise of vested options. Under the terms of his award agreements, Mr. Greifeld has the right to direct the voting of the restricted shares.

(21)	Represents (i) 210,000 vested options to purchase common stock under the Equity Plan, (ii) 10,870 shares of restricted stock granted under the Equity Plan, of which none are vested and (iii) 3,162 shares of common stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Mr. Concannon has the right to direct the voting of the restricted shares.

(22)	Represents (i) 14,000 shares of common stock acquired upon exercise of vested stock options, (ii) 128,750 vested options to purchase common stock issued under the Equity Plan, (iii) 20,156 shares of restricted stock granted under the Equity Plan, of which 9,286 are vested and (iv) 1 share of common stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Ms. Friedman has the right to direct the voting of the restricted shares.

(23)	Represents (i) 7,000 shares of common stock acquired upon exercise of vested stock options, (ii) 70,000 vested options to purchase common stock issued under the Equity Plan, (iii) 93,373 shares of restricted stock granted under the Equity Plan, of which 14,168 are vested and (iv) an additional 11,407 shares of common stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Ms. Ewing has the right to direct the voting of the restricted shares.

(24)	Represents (i) 14,000 shares of common stock acquired upon exercise of vested options, (ii) 175,000 vested options to purchase common stock under the Equity Plan and (iii) 18,320 shares of restricted stock issued under the Equity Plan, of which 8,705 shares are vested. Under the terms of the Equity Plan, Mr. Warren has the right to direct the voting of the restricted shares.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis describes the compensation program for, and material elements of compensation of, our named executive officers for the year ended December 31, 2006. Among its responsibilities, the management compensation committee is responsible for establishing the principles that underlie our executive compensation program, evaluating the performance of the CEO, determining CEO compensation and approving compensation for other executive and senior officers. For additional information, see “Proposal I: Election of Directors—Board Committees.” The management compensation committee’s charter can be found on Nasdaq’s website at http://ir.nasdaq.com/governance.cfm. The committee welcomes input from our stockholders on Nasdaq’s compensation program through the communication process discussed in “Stockholder Communication With Directors.”

General Philosophy

The management compensation committee recognizes its important duties to our stockholders. We have endeavored to create a compensation program that goes beyond legal requirements and meets the needs of our company, stockholders and investors in our market. The following core principles reflect our current compensation philosophy:

•	the company designs compensation plans and arrangements to attract and retain key employees;

•	compensation motivates employees by means of performance-related incentives to achieve short- and long-range performance goals;

•	compensation enables employees to participate in the short- and long-term growth and financial success of the company;

•

Nasdaq uses compensation elements such as equity incentives as a tool to align the long-term interests of stockholders and employees because the total value of these awards corresponds to stock appreciation; and

•	Nasdaq rewards management for maintaining a premier regulatory program for The Nasdaq Stock Market.

Setting Executive Compensation

We operate in a dynamic and highly regulated environment. Nasdaq is a leading provider of securities trading, listing and information products and services and operates the largest electronic equity securities market in the United States. The complexity of our business has increased in recent years due in part to a number of significant acquisitions, including Brut ECN, INET ECN, Carpenter Moore, Shareholder.com and PrimeNewswire. Our total revenues have increased from approximately $590 million in 2003, when Mr. Greifeld became our President and Chief Executive Officer, to approximately $1.7 billion in 2006. We also successfully migrated our legacy trading systems onto a single platform prior to the implementation of new trading rules under Regulation NMS.

Our long-term success is dependent on a leadership team with the experience, skills and dedication necessary to manage a growing global organization and the vision to anticipate and respond to future market developments. Our executive compensation program is designed to enable us to attract, retain and motivate executives who are capable of meeting these challenges.

In 2006, the management compensation committee reviewed the various elements of our executive compensation program to determine whether modifications to the program were appropriate in light of Nasdaq’s growth and success and external market factors. Nasdaq hired two consultants to assist us with elements of this review. The management compensation committee retained Frederic W. Cook & Co., Inc. (Fred Cook) to assist it in reviewing the appropriate compensation for Mr. Greifeld. In addition, the human resources department retained Hewitt Associates to assist it in revising Nasdaq’s equity award program. Based on this review, the committee ultimately adopted a series of changes to the program that are described in this compensation discussion and analysis.

We use several methods to set the amounts and mix of compensation elements. These include:

•

External Competitiveness—Nasdaq identifies compensation levels that peers/competitors within the industry are paying for similar positions in terms of experience, skills, education and responsibilities. We also consider industry and general economic conditions in assessing market competitiveness.

•	Internal Equity—Compensation generally increases with position and responsibility.

•	Performance—Nasdaq considers its short- and long-term financial performance, as well as the performance of the individual executive.

•	Collateral Implications—Nasdaq considers the tax burdens and other potential liabilities when determining long-term incentive payouts, as well as any associated regulatory compliance issues.

We consider all of these factors in structuring compensation to best reward each individual executive. Rather than setting compensation based solely on what the competition pays, we focus on the “right fit for Nasdaq” to attract, retain and motivate our executives. Therefore, the management compensation committee does not necessarily consider an individual executive’s net worth or the aggregate wealth accumulated or realizable by the individual from past compensation when making current compensation decisions.

To evaluate the external competitiveness of our executive compensation, we compared the individual elements of our cash and equity compensation package against a select group of peer companies. For 2006, this peer group of companies (which was developed based on Standard Industry Classification (SIC), geography, size and financial performance criteria) consisted of the following companies:

• Advent Software	• Archipelago (2005 data)	• Bisys
• CBOT	• Chicago Mercantile Exchange	• Dun & Bradstreet
• E Speed	• E*Trade	• Euronext
• Factset Research Systems	• Fiserv	• GFI Group
• Interactive Data Corp.	• Intercontinental Exchange	• International Securities Exchange
• Investment Technology Group	• Knight Capital	• LaBranche & Co.
• London Stock Exchange	• Morningstar	• New York Stock Exchange
• Reuters	• SunGard Data Systems (2005 data)	• TD Ameritrade
• TSX Group

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentives (bonuses);

•	long-term stock-based compensation (restricted stock awards, performance share units and/or stock option grants);

•	savings and retirement plans;

•	severance; and

•	other benefits and perquisites.

Our CEO and human resources department assist the management compensation committee in reaching compensation decisions with respect to the named executive officers other than the CEO. The other named executive officers do not play a role in their own compensation determinations, other than discussing individual performance objectives with the CEO.

Base Salaries

We normally review base salaries on an annual basis near the beginning of each year or near the end of the preceding year. Occasionally, we may adjust base salaries at the time of notable changes in an executive’s responsibilities or in response to events that would impact the long-term retention of a key executive.

In the first quarter of 2006, we increased the base salary of our President and Chief Executive Officer, Mr. Greifeld, by approximately 27% from $790,000 to $1,000,000. In making this adjustment, we considered that Mr. Greifeld had not received an increase in base salary since he became our President and Chief Executive Officer in May 2003 and that Nasdaq had grown and increased in complexity since that time. Under the terms of the amended and restated employment agreement with Mr. Greifeld, which became effective in 2007, his base salary will remain at $1,000,000 for 2007.

Following its 2006 compensation review, the management compensation committee approved base salary increases in December 2006 for our other executives, including the named executive officers (other than Mr. Greifeld). In the case of the other named executive officers, these base salary increases ranged from approximately 6% to 15% per individual. These increases were intended both to recognize the executives for their past performance and to remain competitive with our peer companies. The committee also considered that two of the named executive officers had not received raises in base salary for three or more years.

Annual Cash Incentives

Annual cash incentives are an integral part of our executive compensation program. Our annual cash incentive plan is structured to ensure that a significant portion of each executive’s total cash compensation is contingent on performance and continued employment and, therefore, “at risk.” Most of our annual cash incentives to our executives, including the named executive officers, are paid through our Executive Corporate Incentive Plan (ECIP). The ECIP has been structured to allow deductibility for federal income tax purposes of the amounts paid to certain key executive officers.

Performance for purposes of the ECIP is measured through corporate and individual goals. The management compensation committee and the board of directors select at the beginning of each year from among twelve financial, corporate and business unit performance goals established in the plan. Minimum and target thresholds are set for each goal. Since some of the objective performance goals allow award payouts of up to 200% of the target award, minimum, target and maximum thresholds are set for these goals. Performance below the minimum does not qualify for an ECIP payment. Performance at the target qualifies for 100% of the target and, for goals eligible, performance at the maximum threshold qualifies for 200% of target payout. Performance between the minimum and maximum results in incremental changes in award payments on a straight-line basis.

Under the ECIP, the maximum award payable to any participant for any plan year is not to exceed the greater of 3% of Nasdaq’s before tax net income or $3 million. In 2006, there were no guaranteed minimum cash incentives for any executive. All payments are subject to adjustment downward at the discretion of the management compensation committee to ensure compliance with all applicable laws and high standards of regulatory and market integrity.

For 2006, the target annual incentive award opportunity for Mr. Greifeld was $2,000,000. Under his amended and restated employment agreement, Mr. Greifeld’s target annual incentive award opportunity for 2007 and in future years during the agreement’s term is 200% of his base salary. The target annual incentive award opportunity for each of the other named executive officers was $400,000 for 2006 and is $500,000 for 2007.

The table below shows the performance measures that were applied to each named executive officer for 2006, and the percentage of the executive’s target incentive award opportunity that was tied to each performance measure.

Named Executive Officer	Operating Income (pre-tax run rate)(1)	Total Revenue (Gross Margin)	Business Effectiveness Survey(2)	Business Unit Strategic Measures(3)
Robert Greifeld	75%	15%	10%	—
David Warren	70%	—	10%	20%
Christopher Concannon	30%	—	10%	60%
Anna Ewing	30%	—	10%	60%
Adena Friedman	30%	—	10%	60%

(1)	Operating income for purposes of the ECIP calculation excludes certain non-recurring expenses and includes the income effect of net interest. As a result, this calculation differs from the GAAP definition of operating income.

(2)	Based on feedback from a survey of employees on a wide range of issues that impact Nasdaq’s effectiveness as an organization. The survey helps management assess past decisions and hold each other accountable for their commitments and provides an opportunity for employees to voice their views on how management is doing and how improvements can be made.

(3)	These refer to key business initiatives applicable to particular named executive officers. Results are measured by a combination of factors depending on the executive’s responsibilities, such as cash flow, expense targets, market share, business unit revenue, product capture rates, system reliability and corporate reputation.

Nasdaq’s operating income (pre-tax run rate) of $244.7 million in 2006 exceeded the maximum target performance threshold of $188.8 million and Nasdaq’s total revenue (corresponding to gross margin on our consolidated statements of income) of $687.4 million in 2006 exceeded the maximum target performance threshold of $623.7 million. As a result, both of these performance measures, representing 90% of the bonus opportunity for our President and Chief Executive Officer, were eligible for payout at 200% of the target bonus amount. The management compensation committee sets business unit strategic measures at levels so that the metric for maximum payout is difficult to achieve and well beyond budget assumptions. For 2006, one measure resulted in 0% payout, three resulted in 200% payout and seven resulted in payments at percentages in between.

In addition to the ECIP, the management compensation committee has the authority to grant discretionary bonuses designed to reward executives, including named executive officers, for specific projects or performance. In 2006, the management compensation committee granted two material discretionary bonuses: $51,200 to Ms. Friedman and $60,000 to Mr. Concannon. The management compensation committee granted the bonus to Ms. Friedman because it did not believe that the ECIP business unit strategic measure for corporate strategy (which was not eligible for payment above 100% of target bonus) adequately rewarded her for significant effort and achievements during 2006. The committee determined that the bonus to Mr. Concannon was appropriate given the significant increase in Nasdaq’s share of trading in NYSE-listed securities, which exceeded the maximum market share threshold set for ECIP purposes by 3.2%. Each percentage of market share has a significant positive impact on Nasdaq’s revenue, and the committee did not believe that this success was adequately rewarded under the ECIP.

Long-Term Stock-Based Compensation

Our long-term incentive compensation consists entirely of equity awards. We believe that equity awards align the interests of our employees with those of our stockholders by rewarding outstanding performance and providing incentives to increase the value of our stockholders’ investments. Typically, we grant restricted stock awards and stock options to our executives, including the named executive officers. These awards are subject to performance-based and/or service-based multi-year vesting requirements. None of our executives, with the exception of Mr. Greifeld, had received awards since November 2004, except in connection with a promotion. Mr. Greifeld received a restricted stock award of 100,000 shares of Nasdaq’s common stock in May 2005 under the terms of his employment agreement.

In June 2006, our human resources department retained Hewitt Associates to analyze Nasdaq’s equity award program, outstanding awards and “run rate” for awards as part of our review of our compensation policies. Hewitt researched equity reward trends and assisted the management compensation committee in the development of a broad-based equity award grant to employees that occurred in late 2006.

Overall, Hewitt’s analysis proposed granting a mix of stock options and restricted stock awards that varied depending upon a recipient’s level within the organization. The long-term incentive mix for more senior employees placed a greater emphasis on performance accelerated stock options (PASOs) for which the right to exercise the option and purchase the underlying shares is accelerated or delayed based upon the achievement of a specific annual corporate financial performance goal approved by the board of directors. The long-term incentive awards for employees with less control over company results were entirely composed of restricted stock. The management compensation committee decided that the total value on the grant date of the equity award to each named executive officer, other than Mr. Greifeld, should be set in a range of between 100% and 200% of their new base salary established in December 2006. Hewitt Associates confirmed that this was consistent with peer practices. The committee accepted Mr. Greifeld’s recommendation on the exact awards for each of the other named executive officers, which were based on salary and responsibilities.

Effective December 2006, the exercise price for stock option grants and the reference price for calculating the value of restricted stock awards is the closing price of the company’s common stock on the date of grant. Grants prior to that date were made using the closing price of our common stock on the date prior to grant. In the future, the management compensation committee will consider whether to make equity awards at its regularly scheduled December meeting. Awards to new hires at the executive officer level will be made at the next regularly scheduled committee meeting. Scheduling of regular board and committee meetings are made well in advance without regard to material news announcements by Nasdaq. Existing ownership levels are not a factor in award determinations as we do not want to discourage the named executive officers from holding significant amounts of Nasdaq’s common stock.

Stock Ownership Guidelines

Executive officers are expected to own specified amounts of Nasdaq common stock based on a multiple of their base salary. The multiple is determined by officer level: the President and Chief Executive Officer must have a 5X multiple, the Chief Financial Officer must have a 4X multiple and the other executive vice presidents must have a 3X multiple. Individual holdings, shares jointly owned with immediate family members or held in trust, shares of restricted stock (including vested and unvested), vested stock options and shares purchased or held through Nasdaq’s plans, such as the ESPP, count toward the guidelines. Executive officers subject to these guidelines as of their adoption in 2007 are expected to reach these ownership levels by December 31, 2010. Despite this phase-in period, each of the named executive officers was in compliance with the guidelines as of the date of this proxy statement.

Savings and Retirement Plans

Nasdaq’s retirement plans are part of our overall compensation and benefits package, which we refer to as the “total compensation package.” Nasdaq provides both tax-qualified and non-qualified savings, retirement and pension plans for eligible employees, including its executives. Approximately 95% of our employees, including all of the named executive officers, participate in a tax-qualified Section 401(k) savings plan (401(k) Plan). Nasdaq matches employee contributions to this plan during the year up to 4% of base salary.

Currently, executives participate in our tax-qualified defined benefit pension plan (Pension Plan) on the same terms as other employees. These executives, including the named executive officers, also participate in a non-qualified supplemental executive retirement plan (SERP). This plan provides supplemental retirement income to our executives and their beneficiaries. For more information about these plans, see “Executive Compensation—Pension Benefits.” There have been no new participants in the SERP since May 2003.

Effective May 1, 2007, the SERP and the Pension Plan will be fully frozen (“hard freeze”) for all employees, and new retirement benefits will be implemented on July 1, 2007. As a result, the named executive officers will accrue SERP and Pension Plan benefits through April 30, 2007. Then, as of that date, the plan participants will not accrue additional benefits from future salary earnings and years of service with Nasdaq. However, participants will continue to receive credit for future service for vesting of the frozen accrued benefit and for eligibility for an early retirement subsidy that existed under the Pension Plan.

The first part of the new retirement benefits, based on the existing 401(k) Plan, is available to all employees, including named executive officers, on the same terms. Under the plan, Nasdaq will:

•	continue to match an employee’s contributions to the 401(k) Plan up to 4% of base salary;

•	make new tax-qualified contributions to the 401(k) Plan, called the Basic Employer Retirement Contributions (Basic ERC), within specified guidelines based on years of service; and

•	make additional tax-qualified contributions, called Enhanced Employer Retirement Contributions (Enhanced ERC), for employees age 45 or older with at least 10 years of service on December 31, 2006.

The second part of Nasdaq’s new retirement program is a new non-qualified plan called Supplemental Employer Retirement Contributions (Supplemental ERC). The Supplemental ERC will be available to officers and non-officers whose base salaries exceed the Internal Revenue Service (IRS) Compensation Limit of $225,000 (for 2007) or whose total employee and Nasdaq contributions to qualified plans exceed the IRS total annual contribution limit, generally $45,000 (for 2007). Employees whose base salaries exceed these IRS limits, which will include the named executive officers, will receive employer contributions that address shortfalls through the Supplemental ERC rather than through the Basic and Enhanced ERC so that these employees receive the full Basic and Enhanced ERC amounts that they would have been entitled to but for the IRS limits.

We believe that the new retirement benefits are tightly aligned with Nasdaq’s overall compensation and benefits philosophy: motivating executives and other employees to contribute to Nasdaq’s success, making the company more competitive and limiting costs and potential financial liabilities associated with the Pension Plan and the SERP. Nasdaq’s contributions to the Basic ERC, Enhanced ERC and Supplemental ERC will depend upon Nasdaq achieving corporate financial goals that may be set each year by the management compensation committee and are expected to mirror the goals for the ECIP. This better ties retirement benefits to Nasdaq’s performance than the prior retirement plans, which were based solely on age, salary and length of service. The new ERC benefits will also provide employees with a competitive and simple method to calculate benefits with more flexibility and individual control. Employees may direct investment of Basic ERC and Enhanced ERC contributions among the various mutual funds available through our 401(k) Plan. Unlike the Pension Plan and SERP, the ERC benefits allow for immediate vesting.

The precise effect of the retirement changes on the benefits that our named executive officers will receive depends on a number of factors previously discussed, including Nasdaq’s future performance. However, it is likely that four named executive officers will receive smaller benefits than they would have under the existing retirement plans and the fifth named executive officer, who has more years of service, will receive roughly similar benefits as under the existing plans, assuming that all of the plans’ requirements are otherwise met.

Severance

Except as outlined below in the case of a change in control of the company and in certain circumstances under Mr. Greifeld’s employment agreement, Nasdaq is not obligated to pay severance or other enhanced benefits to named executive officers upon termination of their employment. However, the management compensation committee has the ability to pay severance benefits in its discretion. For a summary of a severance package we might offer a named executive officer in the event of termination, please see “Executive Compensation—Potential Payments upon Termination or Change-in-Control.”

As Nasdaq completed transition to a public company, and adopted an acquisition strategy, the management compensation committee and the board of directors approved change in control agreements in 2005 for each executive not previously covered by such an agreement. Similarly, Mr. Greifeld’s amended and restated employment agreement contains change in control provisions. These agreements are intended to provide management stability and to reduce any reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders’ investments. In designing such agreements, management presented the management compensation committee with comparable change in control severance offered by a representative sampling of our peer companies.

The management compensation committee believes that the terms for triggering payment are reasonable and that the terms are more restrictive in several important ways than change in control agreements at many peer companies. For example, for the named executive officers other than Mr. Greifeld, the severance payment is only available if termination (for “cause” if by Nasdaq or for “good reason” if by the executive) occurs within one year following a “change in control” of the company or in certain situations within 180 days prior to a change in control. For Mr. Greifeld, payment is triggered only in situations where termination occurs within two years after a change in control. All of these agreements (including Mr. Greifeld’s) use what is known as a “double trigger” as it is only activated upon the occurrence of both a change in control and a loss of employment. This is unlike a “single trigger” plan that pays out severance benefits immediately upon a change in control. Benefits under these agreements will only be provided where Nasdaq is the target organization. In addition, a change in control is limited to situations where the acquirer obtains a majority of Nasdaq’s voting securities or the current members of our board of directors (or their approved successors) cease to constitute a majority of the board. Finally, the agreements do not change the terms of the executive’s outstanding equity awards.

In setting the size of severance benefits under the change in control agreements, the management compensation committee considered the size of the severance package the committee might approve in other contexts, as discussed above in the first paragraph of this section.

Other Benefits and Perquisites

Nasdaq provides a comprehensive health and welfare benefits program to its executives, including the named executive officers, that mirrors the program offered to its other employees. Named executive officers also are allowed to participate in our ESPP on the same terms as other employees. In addition, officers at the level of Senior Vice President and above are eligible to receive basic financial planning services and executive health exams.

Nasdaq provides Mr. Greifeld with a company car and driver for use when conducting company business. Mr. Greifeld reports use of the company car and driver for personal reasons as income. In 2006, this amount was approximately $29,926, which was the incremental cost of Mr. Greifeld’s personal use of the car (including commutation) based on an allocation of the cost of the vehicle, driver and fuel.

Potential Effect of Executive Misconduct on Compensation

The Nasdaq board would take action to remedy any fraudulent or intentional misconduct by an executive officer that is uncovered and would determine the appropriate disciplinary action against the perpetrator.

Discipline would vary depending on the facts and circumstances, and may include (i) termination of employment, (ii) initiating an action for breach of fiduciary duty and (iii) if the misconduct resulted in a significant restatement of the company’s financial results, exercising any legal rights for reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Tax Implications of Executive Compensation

Section 162(m) of the Code provides a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any year in respect of each of the CEO and the next four most highly paid executive officers. There is an exception to the limit on deductibility for “performance-based compensation.” We have endeavored and will continue to endeavor to utilize this exception to Section 162(m) to maximize the deductibility of compensation. However, in order to maintain flexibility in compensating executive officers and to attract needed leadership in exceptional circumstances, we have not adopted a policy that all compensation must be deductible. We believe that such a policy is not in the best interests of the company or its stockholders.

As previously described, each of the named executive officers is eligible to receive certain payments and benefits upon a change in control of the company. Mr. Greifeld’s agreement includes a modified excise tax reimbursement entitling him to a limited gross-up payment to reimburse him for any excise tax under Section 4999 of the Code that may be payable as well as any additional income and employment taxes resulting from such reimbursement. Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Section 280G of the Code disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent upon a change in control. In order to be considered an excess parachute payment, a payment as a result of a change in control must exceed three times the executive’s base amount, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount.

Under Mr. Greifeld’s contract, his reimbursement and gross up is limited to 300% of one year’s annual base salary and annual incentive award and, if his severance payment is less than 330% of the base amount as defined in Section 280G, the severance payments would be reduced to an amount that would not trigger tax. In approving this provision for Mr. Greifeld, the management compensation committee noted that such provisions are common among our peer companies and that the cap on reimbursement payments and severance payment reduction appropriately limit Nasdaq’s obligations in a manner favorable to our stockholders.

The change in control agreements with the other named executive officers do not provide for tax gross-ups and their agreements do not provide for reimbursements of any excise taxes that may be payable by the officer under Section 4999 in connection with the change in control of the company. Rather, the agreements provide that, if any payments or benefits to an executive would be subject to an excise tax under Section 4999, payments and/or benefits to the executive will be reduced or “cut back” so that no such excise tax will be due.

Compensation of the President and Chief Executive Officer—New Employment Agreement 2007

Nasdaq and Mr. Greifeld entered into the amended and restated employment agreement as of January 1, 2007. The agreement has an initial term ending on December 31, 2010. In May 2006, a year prior to the expiration of Mr. Greifeld’s original employment agreement, the management compensation committee began reviewing the terms of his compensation. The committee did this in order to provide sufficient time to consider, negotiate and finalize the terms of a new contract and to ensure that there was no gap between contracts or distraction from day-to-day business. The committee also was aware that most of the incentives in the original contract had either vested or would soon vest.

The management compensation committee and the board of directors considered the following factors important in negotiating the amended and restated employment agreement:

•

Mr. Greifeld had significantly improved the performance of the company during his first four years as President and Chief Executive Officer and executed his responsibilities at a very high level, both tactically and strategically;

•	the continuity of leadership at the CEO level was important to continue building stockholder value and that Mr. Greifeld should be retained for the next four years; and

•

the new employment agreement should emphasize long term pay-for-performance incentives, and recognize that in the global environment for stock exchanges, Nasdaq’s CEO should have proper incentives to evaluate all forms of mergers and acquisitions without associated disincentives.

In negotiating the terms of the new agreement, the committee retained Fred Cook as its compensation consultant, and Shearman and Sterling LLP, as independent counsel to the committee, to advise on legal and corporate governance matters. Fred Cook provided independent advice, benchmarked current market conditions and helped design a compensation package that would be both competitive and effective at driving long-term performance. Fred Cook interviewed members of the management compensation committee, the chairman of the Nasdaq board and Mr. Greifeld individually to gather input in developing a proposal.

Fred Cook advised, and the management compensation committee and Mr. Greifeld agreed, that the terms of the original employment agreement were sufficient in most respects (base salary, benefits and short-term incentives) and should be amended rather than replaced with respect to those terms. With respect to long-term incentive compensation, the committee believed that a high percentage of equity compensation should be “at risk” through stock options and other equity grants that have no value unless Nasdaq’s stock price is above the exercise price after the options vest or Nasdaq meets other performance requirements for the award. The committee requested additional proposals in this regard and met several times in the second half of 2006 to discuss and ultimately approve the amended and restated employment agreement.

The terms of the amended and restated employment agreement with Mr. Greifeld are substantially similar to the terms of his prior agreement, except that, under the amended and restated agreement, the terms for vesting and exercise of Mr. Greifeld’s restricted stock awards and stock options were extended in certain termination scenarios. The amended and restated agreement also increased the amounts that Mr. Greifeld will receive if his employment is terminated following a change in control of the company.

In connection with the amended and restated employment agreement, Mr. Greifeld received two forms of equity award. First, he received a stock option grant for 960,000 shares of Nasdaq’s common stock. This option has a 10-year term and an exercise price of $35.92 per share, which is equal to the closing price of Nasdaq’s common stock on the date of grant, December 13, 2006. The option vests over a six-year period. The management compensation committee determined that it was appropriate to “front load” these options rather than provide smaller annual grants because front loading at the start of the employment term eliminates incentives for the CEO to influence the timing of potential value-creating events based on the grant schedule.

Second, Mr. Greifeld will be granted 80,000 performance share units annually for four years. Each annual grant will be subject to continued employment and a three-year performance period. For example, the 80,000 units granted in 2007 will be subject to a performance period from January 2007 until December 2009. At the end of the performance period, Mr. Greifeld may earn from 0% to 150% of the 80,000 shares granted, depending upon the attainment of goals established by the management compensation committee. The management compensation committee approved performance share units, which are shares of restricted stock that are forfeited if Nasdaq does not meet the performance goals set by the committee, in order to further encourage long-term performance and to gain favorable tax treatment of the grant.

The award is conditioned upon and subject to approval by Nasdaq’s stockholders of performance-related criteria and related amendments to the Equity Plan, which, among other things, will secure the tax deductibility of payments made pursuant to the grant of performance share units under Section 162(m) of the Code. Such approval will be sought at the annual meeting. For further information, see “Proposal III—Approve Amended and Restated Equity Plan.”

For a further description of the key terms of Mr. Greifeld’s amended and restated employment agreement, see “Executive Compensation—Employment Agreement.”

Management Compensation Committee Report

The management compensation committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the committee recommended to the Nasdaq board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Nasdaq’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007 (the Form 10-K).

The Management Compensation Committee

Michael Casey, Chair

Lon Gorman

Glenn H. Hutchins

Arvind Sodhani

Thomas G. Stemberg

Deborah L. Wince-Smith

Management Compensation Committee Interlocks and Insider Participation

None of the members of the management compensation committee is an executive officer, employee or former officer of Nasdaq. With the exception of Mr. Greifeld, none of Nasdaq’s executive officers serves as a current member of the Nasdaq board and none of Nasdaq’s executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving on the management compensation committee. In addition, none of Nasdaq’s executive officers serves either as a director of another entity, one of whose executive officers serves on the management compensation committee, or as a member of the compensation committee of another entity, one of whose executive officers serves as a current member of the Nasdaq board. One of the members of the management compensation committee, Glenn H. Hutchins, is a co-founder and Managing Director of Silver Lake. For information on transactions with portfolio companies of Silver Lake, see “Certain Relationships and Related Transactions.”

DIRECTOR COMPENSATION

Overview of Director Compensation

Annual non-employee director compensation is based upon a compensation year beginning and ending in May. Employee directors do not receive compensation for serving on the board of directors. In March 2006, the management compensation committee approved modifications to the board compensation policy that became effective May 23, 2006. The following table shows compensation for non-employee directors from May 2005 through May 2006 as compared to May 2006 through May 2007.

Compensation	May 2005-May 2006	May 2006-May 2007
Annual board retainer	$50,000	$50,000
Annual equity award	—	$50,000
Annual committee chair compensation	$15,000	$15,000
Annual audit committee compensation	$5,000	$5,000
Annual retainer for board chairman	$150,000	$150,000
Meeting attendance fee (per meeting)	—	$1,000
Committee meeting attendance fee (per meeting)	—	$500

Each non-employee director may elect to receive the annual board retainer in cash, payable in equal quarterly installments, shares of restricted stock or a combination of one-half in cash and one-half in restricted stock. The annual equity award and any restricted shares elected as part of the annual retainer will be awarded automatically to directors on the date of the annual meeting immediately following election and appointment to the board and will vest two years from the date of grant. In 2006 and prior years, the number of shares of restricted stock to be awarded was calculated based on the closing market price of our common stock on the date prior to the date of grant. In accordance with an amendment to the Equity Plan in December 2006, the number of shares of restricted stock to be awarded in 2007 and future years will be calculated based on the closing market price of our common stock on the date of grant. Unvested shares are forfeited in certain circumstances upon termination of the director’s service on our board of directors.

The payments to committee chairs and members of the audit committee are made in cash in a lump sum in conjunction with the annual meeting. Board and committee meeting fees are paid in arrears on a quarterly basis. Non-employee directors do not receive retirement, health or life insurance benefits. Nasdaq does provide D&O liability insurance, as well as accidental death and dismemberment and travel insurance for directors traveling on behalf of Nasdaq.

Each of our directors is also a director of the Exchange. Meetings of the boards and committees of Nasdaq and the Exchange are generally held jointly, and directors do not receive duplicate meeting attendance fees for attendance at joint meetings. Also, committee chairmanship and composition is generally the same for both entities, except that in some cases, at least one unique member serves on the corresponding committee of each entity. Directors do not receive duplicate committee chair compensation or audit committee compensation for service on joint committees.

Under our corporate governance guidelines, directors have four years after May 2007, or their election to the board, to obtain a minimum ownership level of $100,000 in company stock. All shares owned outright, unvested restricted stock and vested stock options are taken into consideration in determining compliance with these stock ownership guidelines. Each director must retain ownership of at least 50% of the shares they acquire as a non- employee director (including both those awarded as an equity grant and purchased in the open market) during their service as a non-employee director until their departure time from the board. Exceptions to this policy may be necessary or appropriate in individual situations and the board of directors may approve such exceptions from time to time.

Director Compensation Table

The table below summarizes the compensation paid by Nasdaq to non-employee directors for the fiscal year ended December 31, 2006.

2006 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3)(4)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
H. Furlong Baldwin	$144,500		$82,619	—	—	—	—	$227,119
Michael Casey	$39,500		$67,438	—	—	—	—	$106,938
Daniel Coleman	$74,000	(7)	—	—	—	—	—	$74,000
Jeffrey N. Edwards(8)	$45,000		$33,718	—	—	—	—	$78,718
Lon Gorman	$79,667	(9)	$21,173	—	—	—	—	$100,840
Patrick J. Healy	$64,500	(10)	$15,181	—	—	—	—	$79,681
Glenn H. Hutchins	$42,000		$40,271	—	—	—	—	$82,271
Merit E. Janow	$64,750	(11)	$35,317	—	—	—	—	$100,067
John D. Markese	$36,000		$61,444	—	—	—	—	$97,444
Thomas F. O’Neill	$56,000		$35,317	—	—	—	—	$91,317
James S. Riepe	$53,000		$40,180	—	—	—	—	$93,180
Arvind Sodhani	$38,500	(12)	—	—	—	—	—	$38,500
Thomas G. Stemberg	$52,500		$33,677	—	—	—	—	$86,177
Mary Jo White(13)	$12,500		—	—	—	—	—	$12,500
Deborah L. Wince-Smith	$41,500		$42,907	—	—	—	—	$84,407

(1)	Robert Greifeld, the company’s President and Chief Executive Officer, is not included in this table as he is an employee of the company and thus receives no compensation for his service as a director. For information on the compensation received by Mr. Greifeld as an employee of the company, see “Compensation Discussion and Analysis” and “Executive Compensation.”

(2)	The differences in fees paid to directors largely reflect differences in the election to receive the annual retainer in cash or restricted shares, committee service and meeting attendance.

(3)	The amounts reported in this column reflect the dollar value of the stock awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and thus include amounts from awards granted both in and prior to 2006. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Form 10-K. The differences in the amounts shown among directors largely reflect differences in length of service and the current-year and prior-year’s elections to receive a portion of the annual retainer in restricted shares.

(4)	On May 23, 2006, each non-employee director received an award of restricted stock with a grant date fair value computed in accordance with FAS 123(R) of $49,989 (1,592 shares). Messrs. Coleman and Sodhani waived their right to receive the restricted stock award.

(5)	The aggregate number of unvested and vested restricted shares held by each non-employee director as of December 31, 2006 is shown in the following table.

Director	Number of Unvested Restricted Shares	Number of Vested Restricted Shares
H. Furlong Baldwin	7,808	10,666
Michael Casey	6,216	13,791
Daniel Coleman	0	0
Jeffrey N. Edwards	3,108	3770
Lon Gorman	1,592	5,612
Patrick J. Healy	1,592	0
Glenn H. Hutchins	4,624	0
Merit E. Janow	3,904	0
John D. Markese	6,216	6,895
Thomas F. O’Neill	3,904	0
James S. Riepe	4,613	0
Arvind Sodhani	0	0
Thomas G. Stemberg	3,103	6,117
Mary Jo White	0	1,261
Deborah L. Wince-Smith	4,700	0

For further information on our directors’ share ownership, see “Security Ownership of Certain Beneficial Owners and Management.”

(6)	All stock options held by non-employee directors were fully vested prior to January 1, 2006, and as such, no amount relating to these options was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R). As of December 31, 2006, Messrs. Baldwin and Casey and Dr. Markese each held outstanding stock options for 5,000 shares of the company’s common stock.

(7)	Fees earned by Mr. Coleman were paid to UBS Securities, LLC and include a payment of $12,500 for services rendered, but unpaid, in 2005.

(8)	Mr. Edwards resigned as a director of the company effective November 17, 2006.

(9)	Mr. Gorman received an additional payment of $1,667 in 2006 that will be deducted from the fees he will receive in 2007.

(10)	Fees earned by Mr. Healy were paid to Hellman & Friedman LLC.

(11)	Ms. Janow received an additional payment of $13,750 in 2006 that will be deducted from the fees she will receive in 2007.

(12)	Fees earned by Mr. Sodhani were paid to Intel Corporation.

(13)	Ms. White resigned as a director of the company effective February 8, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by each of the named executive officers for the fiscal year ended December 31, 2006.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)		Total ($)
Robert Greifeld President and Chief Executive Officer	2006	$966,077	(8)	—	$745,995	$683,811	$3,800,000	$823,993	$38,313	(9)	$7,058,189
David Warren Executive Vice President and Chief Financial Officer	2006	$400,000		—	$5,039	$193,297	$746,800	$339,414	$27,569	(10)	$1,712,119
Christopher Concannon Executive Vice President	2006	$325,000		$60,000	$4,570	$299,023	$640,000	$115,657	$32,183	(11)	$1,476,433
Anna Ewing Executive Vice President	2006	$325,000		$2,000	$719,660	$122,225	$598,000	$130,943	$42,000	(12)	$1,939,828
Adena Friedman Executive Vice President	2006	$325,000		$51,200	$10,398	$272,960	$648,800	$143,378	$29,847	(13)	$1,481,583

(1)	The amounts reported in this column reflect discretionary cash awards made to the named executive officers that are in addition to the incentive compensation amounts earned under the ECIP, which are reported in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The amounts reported in this column reflect the dollar amount of the stock awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and thus include amounts from awards granted both in and prior to 2006. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2006 included in our Form 10-K. The amounts reported in this column reflect our accounting cost for these awards, and do not correspond to the actual economic value that will be received by the named executive officers from the awards.

(3)	The amounts reported in this column reflect the dollar amount of the option awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and thus include amounts from awards granted both in and prior to 2006. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2006 included our Form 10-K. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of option awards by any of the named executive officers in 2006. The amounts reported in this column reflect our accounting cost for these options, and do not correspond to the actual economic value that will be received by the named executive officers from the options.

(4)	The amounts reported in this column reflect the cash awards made to the named executive officers under the ECIP, which is discussed in further detail under the heading “Compensation Discussion and Analysis—Executive Incentive Compensation Program.”

(5)

The amounts reported in this column reflect the actuarial increase in the present value of the named executive officers’ benefits under all pension plans established by Nasdaq. Assumptions used in calculating the amounts include a 5.75% discount rate, retirement at age 62, which is the earliest age at which a participant may retire and receive unreduced benefits under the plans, and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Form 10-K. The named executive officers may not currently be entitled to receive benefits under the pension plans if such amounts are not vested. None of the named executive officers received above-market or preferential earnings on deferred compensation in 2006.

(6)	As permitted by SEC rules, we have not reported perquisites or other personal benefits for a named executive officer if the aggregate amount of such items is less than $10,000.

(7)	Unless otherwise noted in the applicable footnote, amounts reported in this column represent the company’s contributions to the 401(k) Plan.

(8)	Mr. Greifeld’s base salary was increased to $1,000,000 in the first quarter of 2006.

(9)	In addition to the item noted in footnote (7) above, the amount reported includes the incremental cost of Mr. Greifeld’s personal use of a company car (including commutation) based on an allocation of the cost of the vehicle, driver and fuel.

(10)	In addition to the item noted in footnote (7) above, the amount reported includes the cost of financial planning services and a gross-up of the taxes on the financial planning services.

(11)	In addition to the item noted in footnote (7) above, the amount reported includes the cost of financial planning services, a gross-up of the taxes on the financial planning services and the cost of an executive health examination.

(12)	In addition to the item noted in footnote (7) above, the amount reported includes the cost of financial planning services, a gross-up in the amount of $14,944 of the taxes on the financial planning services and the cost of an executive health exam.

(13)	In addition to the item noted in footnote (7) above, the amount reported includes the cost of financial planning services and a gross-up of the taxes on the financial planning services.

Employment Agreement

On December 13, 2006, Nasdaq’s board of directors approved the terms and conditions of an amended and restated employment agreement between Nasdaq and Robert Greifeld, our President and Chief Executive Officer, effective as of January 1, 2007.

The agreement has an initial term ending on December 31, 2010. The agreement will automatically extend for one-year renewals thereafter unless either party, at least 180 days prior to the expiration of the initial term or a renewal period, gives notice of its intent not to extend the agreement.

The agreement provides for:

•	an annual base salary of not less than $1,000,000; and

•

annual incentive compensation that is targeted at 200% of base salary based on the achievement of one or more performance objectives established for such year by the management compensation committee of Nasdaq’s board of directors after consultation with Mr. Greifeld.

Under the agreement, Mr. Greifeld will be granted 80,000 performance share units annually for four years. Each annual award will be subject to a three-year performance cycle and will be payable only if Mr. Greifeld is still employed by the company at the end of the performance period. For example, the 80,000 unit award granted in 2007 will be subject to a performance cycle from January 2007 until December 2009. At the end of a performance period, Mr. Greifeld may earn from 0% to 150% of the 80,000 shares granted, depending upon the attainment of goals established by the management compensation committee. In order to secure the tax deductibility of payments made pursuant to the grant under Section 162(m) of the Code, the award is conditioned upon and subject to approval by stockholders of performance-related criteria and related amendments to the Equity Plan. For additional information on these performance-related criteria and related amendments, see “Proposal III—Approve Amended and Restated Equity Plan.”

Under the terms of his original employment agreement, which remain in place under the amended and restated agreement, Mr. Greifeld will become fully vested in his retirement benefits under the SERP upon the later of his attainment of age 49 while employed by Nasdaq and his completion of four years of service. Mr. Greifeld will attain four years of service with Nasdaq on May 12, 2007.

Mr. Greifeld’s agreement contains restrictive covenants, including covenants requiring him to maintain the confidentiality of Nasdaq’s proprietary information and to refrain from disparaging Nasdaq. The agreement also prohibits Mr. Greifeld from soliciting Nasdaq employees or rendering services for a competing entity for a period of two years following the date of termination. To receive change of control payments and benefits under the agreement, Mr. Greifeld must execute a general release of claims against Nasdaq. In addition, the change of control payments and benefits are generally subject to discontinuation in the event Mr. Greifeld breaches the restrictive covenants.

For further information about Mr. Greifeld’s amended and restated employment agreement, see “Executive Compensation—Potential Payments Upon Termination or Change-in-Control.”

We do not have employment agreements with any of the other named executive officers.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the plan-based awards granted to each of the named executive officers during the fiscal year ended December 31, 2006.

2006 Grants of Plan-Based Awards Table

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ / Sh)(4)		Grant Date Fair Value of Stock and Option Awards ($)(5)
Name		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Robert Greifeld President and Chief Executive Officer	01/23/2006 12/13/2006	$0 —	$2,000,000 —	$3,800,000 —	(6)	— —	— —	— —	— —	— 960,000	$	— 35.92	$	— 13,564,800

David Warren Executive Vice President and Chief Financial Officer	01/23/2006 12/13/2006 12/13/2006	$0 — —	$400,000 — —	$800,000 — —		— — —	— — —	— — —	— 9,615 —	— — 28,801	$	— — 35.92	$ $	— 345,371 406,958

Christopher Concannon Executive Vice President	01/23/2006 12/13/2006 12/13/2006	$0 — —	$400,000 — —	$800,000 — —		— — —	— — —	— — —	— 10,870 —	— — 32,558	$	— — 35.92	$ $	— 390,450 460,045

Anna Ewing Executive Vice President	01/23/2006 12/13/2006 12/13/2006	$0 — —	$400,000 — —	$800,000 — —		— — —	— — —	— — —	— 10,870 —	— — 32,558	$	— — 35.92	$ $	— 390,450 460,045

Adena Friedman Executive Vice President	01/23/2006 12/13/2006 12/13/2006	$0 — —	$400,000 — —	$800,000 — —		— — —	— — —	— — —	— 10,870 —	— — 32,558	$	— — 35.92	$ $	— 390,450 460,045

(1)	The amounts shown represent the possible range of payments under the ECIP. For information about the amount actually earned by each named executive officer under the ECIP, see “Executive Compensation—Summary Compensation Table.” Amounts are considered earned in 2006 although they were not paid until 2007.

(2)	The amounts reported in this column reflect the number of shares of restricted stock awarded to each named executive officer under the Equity Plan.

(3)	The amounts reported in this column reflect the number of shares of common stock underlying options granted to each named executive officer under the Equity Plan.

(4)	The exercise price of the options reported in this column is equal to the closing market price of our common stock on the date of grant.

(5)	The amounts reported represent the grant date fair value of the full equity award determined pursuant to FAS 123(R) based upon the assumptions discussed in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2006 included our Form 10-K.

(6)	Under the ECIP, the maximum award payable to any officer for any plan year may not exceed the greater of $3 million or 3% of before-tax net income.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all equity awards held by each named executive officer as of December 31, 2006.

2006 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Robert Greifeld	700,000					$5.28	4/15/2013				—	—
President and Chief	1,000,000					$6.30	6/11/2013
Executive Officer			960,000	(3)		$35.92	12/13/2016
								34,000	(4)	$1,055,020
								67,000	(5)	$2,079,010

David Warren Executive Vice President and Chief Financial Officer	55,700 44,300	75,000 75,000 75,000	28,801		$ $ $ $ $ $	13.00 10.25 9.15 7.35 7.35 35.92	2/14/2011 10/4/2011 2/18/2014 11/15/2014 11/15/2014 12/13/2016	—		—
											9,615	$298,353

Christopher Concannon Executive Vice President	120,000	100,000 100,000 100,000	32,558		$ $ $ $ $	6.30 9.15 7.35 7.35 35.92	6/11/2013 2/18/2014 11/15/2014 11/15/2014 12/13/2016	—		—
											10,870	$337,296

Anna Ewing Executive Vice President	10,000 20,000	50,000 25,000 25,000	32,558		$ $ $ $ $ $	13.00 8.50 9.15 7.35 7.35 35.92	2/14/2011 7/29/2013 2/18/2014 11/15/2014 11/15/2014 12/13/2016
								35,000	(6)	$1,086,050
								33,334	(7)	$1,551,500
											9,615	$298,353

Adena Friedman Executive Vice President	7,850 32,100 300	100,000 100,000 100,000	32,558		$ $ $ $ $ $ $	13.00 13.00 8.50 9.15 7.35 7.35 35.92	2/14/2011 1/23/2012 7/29/2013 2/18/2014 11/15/2014 11/15/2014 12/13/2016
								1,830	(8)	$56,785
											10,870	$337,296

(1)	All unexercised options with February 18, 2014 expiration dates vested as to 100% of the underlying option shares on February 18, 2007. All unexercised options with November 15, 2014 expiration dates will vest as to 50% of the underlying option shares on January 15, 2008 and as to the remaining 50% on January 15, 2009. Except as otherwise noted, options with a December 13, 2016 expiration date will become exercisable as to 50% of the underlying option shares on December 13, 2010, subject to accelerated vesting on December 13, 2009, or extension of vesting until December 13, 2011, depending on the achievement of performance goals. The remainder of the options will become exercisable as to 50% of the underlying option shares on December 13, 2011, subject to accelerated vesting on December 13, 2010, or extension of vesting until December 13, 2012, depending on the achievement of performance goals.

(2)	Awards reported in this column vest as to 50% of the award on December 13, 2010, subject to accelerated vesting on December 13, 2009, or extension of vesting until December 13, 2011, depending on the achievement of performance goals. The remainder of the awards vest as to 50% of the award on December 13, 2011, subject to accelerated vesting on December 13, 2010, or extension of vesting until December 13, 2012, depending on the achievement of performance goals.

(3)	Options will vest as follows: 80,000 shares will vest on December 13, 2007; 160,000 shares will vest on December 13, 2008; 240,000 shares will vest on December 13, 2009; 240,000 shares will vest on December 13, 2010; 160,000 shares will vest on December 13, 2011; and 80,000 shares will vest on December 13, 2012.

(4)	34,000 shares will vest on May 12, 2007.

(5)	33,000 shares will vest on May 12, 2007, and the remaining 34,000 shares will vest on May 12, 2008.

(6)	35,000 shares will vest on January 25, 2008.

(7)	16,666 shares will vest on December 14, 2007, and the remaining 16,668 shares will vest on December 14, 2008.

(8)	1,830 shares vested on February 14, 2007.

Option Exercises and Stock Vested

The following table includes certain information with respect to the options exercised by and restricted stock awards that vested for the named executive officers during the fiscal year ended December 31, 2006.

2006 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert Greifeld President and Chief Executive Officer	—	—	100,000	$3,678,000

David Warren Executive Vice President and Chief Financial Officer	—	—	3,180	$125,292

Christopher Concannon Executive Vice President	30,000	$891,900	—	—

Anna Ewing Executive Vice President	44,000	$1,007,900	18,016	$641,500

Adena Friedman Executive Vice President	45,750	$1,194,735	3,180	$125,292

(1)	Amounts are calculated by multiplying the number of shares received upon exercise by the difference between the closing market price of our common stock on the date of exercise and the exercise price for such option shares.

(2)	Amounts are calculated by multiplying the number of restricted shares vested by the closing market price of our common stock on the vesting date.

Pension Benefits

We maintain the following two plans to provide retirement income to all eligible employees, including the named executive officers.

•

The 401(k) Plan. The 401(k) Plan is a defined contribution plan qualified under sections 401(a) and 401(k) of the Code. Eligible employees may elect to contribute a portion of their base salary to the plan, and the company provides matching contributions on the employees’ contributions up to four percent of base salary. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. For information about company contributions made to the accounts of the named executive officers under the 401(k) Plan during 2006, see “Executive Compensation—Summary Compensation Table.”

•

The Pension Plan. The Pension Plan is a tax-qualified defined benefit pension plan. Generally, employees become a participant in the Pension Plan on the January 1 or July 1 on or after the date the employee reaches age 21 and completes one year of eligible service.

In addition to the 401(k) Plan and the Pension Plan, a select group of senior executives participate in the SERP. The management compensation committee of our board of directors determines eligibility for participation in the SERP. The SERP, which is a non-qualified defined benefit pension plan, supplements the retirement benefits provided under the Pension Plan.

Under both the Pension Plan and SERP, our executive officers earn an aggregate benefit expressed as an annual annuity equal to 6% of their modified career average compensation for each year of service up to a maximum of 10 years. In general, modified career average compensation is the average annual salary plus one-third of the annual bonus for the period of service beginning January 1, 2004 and ending on the date of termination. As a transitional rule, prior to January 1, 2009, modified career average earnings will be the average annual salary plus one-third of the annual bonus for the last 60 months of employment. In no event will the modified career average earnings be less than the average annual salary plus one-third of the annual bonus during the highest consecutive 60 month period of employment as of October 31, 2003.

Generally, participants in the Pension Plan become vested in retirement benefits under the plan after five years of service from the participant’s date of hire. Participants in the SERP become vested in retirement benefits under the SERP after reaching age 55 and completing 10 years of service. A participant who leaves Nasdaq prior to attaining age 55 and completing 10 years of service shall not be entitled to a retirement benefit under the SERP.

The normal retirement age under both plans is generally age 65; however, participants are eligible for early retirement if they are at least age 55 and have completed at least 10 years of benefit service when they leave Nasdaq. In the case of early retirement, participants will receive reduced benefits payments since they will receive the payments over a longer period of time. However, participants may receive unreduced early retirement payments if they are at least age 62 and have completed at least 10 years of benefit service when they leave Nasdaq.

Effective May 1, 2007, the Pension Plan and the SERP will be fully frozen, and a new retirement benefit will be implemented July 1, 2007. As a result, named executive officers will accrue Pension Plan and SERP benefits through April 30, 2007. Then, as of that date, future salary earnings and years of service with Nasdaq will not count towards an accrued benefit. However, named executive officers will continue to receive credit for service beyond May 1, 2007, which will count only towards vesting and eligibility for an early retirement subsidy. For additional information about our retirement programs, see “Compensation Discussion and Analysis—Savings and Retirement Plans.”

The table below shows the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Pension Plan and the SERP as of December 31, 2006.

2006 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Robert Greifeld President and Chief Executive Officer	Pension Plan SERP	3.67 3.67	$ $	65,717 2,256,312	— —

David Warren Executive Vice President and Chief Financial Officer	Pension Plan SERP	6.00 6.00	$ $	130,056 1,271,659	— —

Christopher Concannon Executive Vice President	Pension Plan SERP	3.67 3.67	$ $	36,088 315,193	— —

Anna Ewing Executive Vice President	Pension Plan SERP	6.25 6.25	$ $	90,883 314,800	— —

Adena Friedman Executive Vice President	Pension Plan SERP	13.58 13.58	$ $	118,517 642,547	— —

(1)	The amounts reported comprise the actuarial present value of the named executive officer’s accumulated benefit under the Pension Plan and SERP as of December 31, 2006. Assumptions used in calculating the amounts include a 5.75% discount rate, retirement at age 62, which is the earliest age at which a participant may retire and receive unreduced benefits under the plans, and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Form 10-K. As of December 31, 2006, Mr. Greifeld and Mr. Concannon were not vested in benefits payable under the Pension Plan, and none of the named executive officers were vested in benefits payable under the SERP. In addition, as of December 31, 2006, none of the named executive officers had reached age 55 and therefore, none were eligible for early retirement benefits under either the Pension Plan or the SERP.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

As of December 31, 2006, Nasdaq had no nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

Change in Control Agreements

Mr. Greifeld’s amended and restated employment agreement provides for enhanced payments and benefits upon a change of control of the company. In addition, we have entered into letter agreements with each of the other named executive officers providing enhanced payments and benefits to them if they are terminated in connection with a change in control of the company.

Under these agreements, a change in control generally consists of the first to occur of the following:

•	an acquisition of more than 50% of the company’s voting securities (except in limited circumstances);

•	the current board of directors (and their approved successors) ceases to constitute a majority of the company’s board;

•

the consummation of a merger, consolidation or reorganization, unless (1) the company’s voting securities prior to the transaction continue to represent more than 50% of the voting securities of the surviving entity (either by remaining outstanding or being converted into voting securities of the surviving entity) or (2) no person directly or indirectly acquires more than 50% of the company’s then outstanding voting securities (other than acquisitions directly from the company); or

•	the complete liquidation of the company or the sale by the company of all or substantially all of its assets.

We also have provisions in our Equity Plan relating to the accelerated vesting of equity awards in the event of a change in control.

Robert Greifeld

Under Mr. Greifeld’s amended and restated employment agreement, if his employment is terminated within two years after a change in control either by the company without cause or by Mr. Greifeld for good reason, he will be entitled to a severance payments consisting of:

•	one year’s annual base salary and annual incentive award;

•	a pro rata portion of his target annual incentive award for the calendar year in which his termination occurs;

•	SERP benefits as if he were fully vested in the SERP;

•	continued health coverage for the lesser of 24 months or until the date he secures subsequent employment with medical and dental coverage; and

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months following termination.

Mr. Greifeld also would be entitled to receive a modified excise tax reimbursement and gross up limited to 300% of one year’s annual base salary and annual incentive award. If his severance payment is less than 330% of the base amount as defined in Section 280G of the Code, the severance payments would be reduced to an amount that would not trigger tax.

Mr. Greifeld’s right to these amounts is subject to his compliance with restrictive covenants, including ones that require him to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. The agreement also prohibits Mr. Greifeld from soliciting the company’s employees or rendering services for a competing entity for a period of two years following the date of termination. To receive the payments and benefits specified under the agreement, Mr. Greifeld must execute a general release of claims against the company. In addition, the change of control payments and benefits generally are subject to discontinuation in the event Mr. Greifeld breaches the restrictive covenants.

Other Named Executive Officers

Under the change of control agreements with the named executive officers, if the executive’s employment is terminated by the company without cause or the executive resigns for good reason, either (x) during the 180 day period immediately prior to a change in control (if the executive can reasonably demonstrate that the termination or good reason event was at the request of a third party that effects a change in control of the company) or (y) during one year after the change in control, then he or she is entitled to the following payments and benefits from the company:

•	cash severance pay equal to 24 months of base salary plus 100% of the annual incentive bonus for the year in which termination occurs;

•

continued medical and dental benefits until the earlier of (1) termination of the executive’s COBRA continuation period; (2) 24 months following termination; or (3) the date the executive secures subsequent employment with comparable medical and dental coverage;

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months following termination; and

•	outplacement services for a period of 12 months following termination or, if earlier, until the executive’s first acceptance of an employment offer.

An executive is not entitled to benefits under the agreements if his or her termination is on account of death or disability.

In addition, the agreements do not provide for indemnification of any “golden parachute” excise taxes that may be payable by an executive under Section 4999 of the Code in connection with the change in control. Rather, the agreements provide, if any payments or benefits to an executive would be subject to a golden parachute excise tax under Section 4999, payments and/or benefits to the executive will be reduced or “cut back” so that no such golden parachute excise tax will be due.

The agreements contain restrictive covenants, including requiring the executive to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. The agreements also prohibit the executive from soliciting the company’s employees or rendering services for a competing entity for a period of one year following termination in connection with a change in control. To receive severance benefits under the agreements, the executive must execute a general release of claims against the company. In addition, payments and benefits under the agreements are generally subject to discontinuation in the event an executive breaches the restrictive covenants.

Equity Plan

Mr. Greifeld’s amended and restated employment agreement and the change in control agreements of the other named executive officers do not change the terms of the executive’s outstanding equity awards, which continue to be governed by the Equity Plan and the relevant award arrangements. Under the Equity Plan, if an employee, including a named executive officer, is terminated by the company other than for cause within a one year period after a change in control, all unvested stock option and restricted stock awards will vest immediately upon termination.

Payments upon Termination (other than for Cause or Change in Control)

Robert Greifeld

Under Mr. Greifeld’s amended and restated employment agreement, if his employment is terminated without cause by the company, or for good reason by Mr. Greifeld, he will be entitled to:

•	one year’s annual base salary and annual incentive bonus;

•	SERP benefits as if he were fully vested in the SERP; and

•	continued health coverage for the lesser of 24 months or until coverage begins under the health plan of a subsequent employer.

In addition, Mr. Greifeld’s vested options would remain exercisable for 36 months, his unvested options would continue to vest for 30 months subject to restrictive covenants and any performance share units would continue to vest subject to the attainment of performance goals and restrictive covenants.

Other Named Executive Officers

Other than Mr. Greifeld, none of the other named executive officers has an employment agreement providing for severance payments in the event of termination of employment other than the change in control agreements. According to predetermined guidelines applicable to the named executive officers regarding post-termination payments in the event of a reduction-in-force or other involuntary termination of employment (other than a “for cause” termination or a change in control), the executives would receive 15 months of salary continuation payable in a lump sum, continued health benefits for 15 months or until coverage begins under the health plan of a subsequent employer and up to one year of outplacement services. Any severance payments would be made subject to the approval of, and at the sole discretion of, the management compensation committee.

Under the ECIP, in the event a named executive officer’s employment is terminated for any reason other than death, disability or retirement, the executive’s right to a non-equity incentive award for the calendar year of termination is forfeited. The management compensation committee, in its sole discretion, may pay a pro rata non-equity incentive compensation award to the executive for the calendar year of termination.

In addition, upon termination, the named executive officers would receive the benefits that they would be entitled to under the company’s Pension Plan and SERP to the extent that they are vested in these plans.

Payments upon Death, Disability or Retirement

On termination of employment because of death or disability, the named executive officers receive payments pursuant to life insurance or disability insurance purchased by the executive and available to employees generally. Under the ECIP, the named executive officer would be entitled to a pro rata portion of his or her non-equity incentive compensation award. Under the company stock option and restricted stock award agreements, all options or stock awards that would have vested as of one year from the date of death or disability will immediately vest and all vested options may be exercised until the sooner of one year or the expiration date.

Upon retirement, the named executive officers receive the benefits that they would be entitled to under the company’s Pension Plan and SERP to the extent that they are vested in these plans. Under the Equity Plan, all stock options or stock awards that would have vested as of one year from the date of retirement will immediately vest and all vested options may be exercised until the earlier of one year or the expiration date.

Estimated Change of Control or Termination Payments and Benefits at the End of 2006

The tables below reflect the payments and benefits payable to each of the named executive officers in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2006, given the executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the named executive officers in each situation. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the company. Factors that could affect the nature and amount of the amounts paid on termination of employment, among others, include the timing of the event, compensation level, the market price of the company’s common stock and the executive’s age.

The disclosure related to potential payments to Mr. Greifeld assumes that his amended and restated employment contract was effective as of December 31, 2006. The value of the accelerated vesting of outstanding equity awards is the intrinsic value of those awards (the value based upon the market price of the company’s common stock on December 29, 2006, reduced in the case of options, by the option exercise price). The amounts reported for Pension Plan and SERP benefits represent the actuarial present value of the named executive officer’s accumulated benefit under the Pension Plan and SERP as of December 31, 2006. Assumptions used in calculating the amounts include a 5.75% discount rate, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Form 10-K. None of the named executive officers was eligible to retire as of December 31, 2006.

Robert Greifeld	Involuntary w/o Cause or Voluntary for Good Reason	For Cause or Voluntary Without Good Reason	Death or Disability	Change in Control
Severance	$4,115,000	$0	$0	$7,915,000
Non-Equity Incentive Compensation	$3,800,000	$3,800,000	$3,800,000	$3,800,000
Stock Option Vesting	Vesting continues for 30 months	$0	$0	$0
Restricted Stock Vesting	$2,062,930	$0	$2,062,930	$3,109,790
Supplemental Retirement Plan	$2,256,312	$0	$0	$2,256,312
Health & Welfare Benefits	$12,880	$0	$0	$25,782
Outplacement Services	$0	$0	$0	$20,000
Excise Tax and Gross Up	$0	$0	$0	$0
Total	$12,247,122	$3,800,000	$5,862,930	$17,126,884

David Warren	Voluntary Termination	Involuntary For Cause	Involuntary Not For Cause	Death or Disability	Change in Control
Severance	$0	$0	$500,000	$0	$800,000
Non-Equity Incentive Compensation	$0	$0	$746,800	$746,800	$1,146,800
Stock Option Vesting	$0	$0	$0	$1,623,000	$5,139,000
Restricted Stock Vesting	$0	$0	$0	$0	$296,046
Pension Plan	$130,056	$130,056	$130,056	$130,056	$130,056
Health & Welfare Benefits	$0	$0	$16,414	$0	$24,336
Outplacement Services	$0	$0	$20,000	$0	$20,000
Total	$130,056	$130,056	$1,413,270	$2,499,856	$7,556,238

Christopher Concannon	Voluntary Termination	Involuntary For Cause	Involuntary Not For Cause	Death or Disability	Change in Control
Severance	$0	$0	$406,250	$0	$650,000
Non-Equity Incentive Compensation	$0	$0	$700,000	$700,000	$1,100,000
Stock Option Vesting	$0	$0	$0	$2,164,000	$6,852,000
Restricted Stock Vesting	$0	$0	$0	$0	$334,687
Health & Welfare Benefits	$0	$0	$12,741	$0	$19,620
Outplacement Services	$0	$0	$20,000	$0	$20,000
Total	$0	$0	$1,138,991	$2,864,000	$8,976,307

Anna Ewing	Voluntary Termination	Involuntary For Cause	Involuntary Not For Cause	Death or Disability	Change in Control
Severance	$0	$0	$406,250	$0	$650,000
Non-Equity Incentive Compensation	$0	$0	$600,000	$600,000	$1,000,000
Stock Option Vesting	$0	$0	$0	$1,082,000	$2,254,000
Restricted Stock Vesting	$0	$0	$0	$513,146	$2,438,691
Pension Plan	$90,883	$90,883	$90,883	$90,883	$90,883
Health & Welfare Benefits	$0	$0	$0	$0	$2,172
Outplacement Services	$0	$0	$20,000	$0	$20,000
Total	$90,883	$90,883	$1,117,133	$2,286,029	$6,455,746

Adena Friedman	Voluntary Termination	Involuntary For Cause	Involuntary Not For Cause	Death or Disability	Change in Control
Severance	$0	$0	$406,250	$0	$650,000
Non-Equity Incentive Compensation	$0	$0	$700,000	$700,000	$1,100,000
Stock Option Vesting	$0	$0	$0	$2,164,000	$6,852,000
Restricted Stock Vesting	$0	$0	$0	$0	$334,687
Pension Plan	$118,517	$118,517	$118,517	$118,517	$118,517
Health & Welfare Benefits	$0	$0	$16,414	$0	$24,741
Outplacement Services	$0	$0	$20,000	$0	$20,000
Total	$118,517	$118,517	$1,261,181	$2,982,517	$9,099,945

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC thereunder require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities collectively, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by Nasdaq, or on written representations from reporting persons that no other reports were required for such persons, we believe that during 2006, our executive officers, directors and 10% stockholders complied with all of the Section 16(a) filing requirements, except that NASD filed six late Forms 4 covering eight separate transactions involving the exercise of warrants for shares of common stock and the sale by NASD of such shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, our audit committee must review and approve all related party transactions consistent with the rules applied to companies listed on The Nasdaq Stock Market. The following section describes, for the year ended December 31, 2006, transactions in which Nasdaq or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer or a security holder known to own more than five percent of our common stock had, or will have, a direct or indirect material interest.

NASD

We were founded in 1971 as a wholly-owned subsidiary of NASD. On December 20, 2006, we ceased to be a subsidiary of NASD. Prior to that date, NASD maintained voting control over us through its ownership of one outstanding share of our Series D preferred stock, and NASD consolidated our financial position and results of operations in its consolidated financial statements. In connection with the process of our becoming fully operational as a registered national securities exchange and our exchange subsidiary entering into a transitional regulatory services agreement with NASD, on December 20, 2006, we redeemed for $1.00 the share of Series D preferred stock previously held by NASD. NASD achieved full divestiture of ownership of our common stock when it sold all of its remaining shares of our common stock in July 2006.

Regulatory Services

NASDR, a wholly-owned subsidiary of NASD, currently provides us with regulatory services, including the regulation of trading activity on the Exchange and the surveillance and investigative functions of the Exchange, pursuant to a regulatory services agreement. The regulatory services agreement became effective for Nasdaq-listed securities on August 1, 2006 and for non-Nasdaq-listed securities in February 2007.

We did not have a formalized written agreement with NASDR for the performance of regulatory services prior to us operating as an exchange. Instead, NASDR provided us with regulatory services pursuant to an SEC-approved Delegation Plan, which provided a delegation of legal authority from NASD for us to operate as a stock market. We paid NASDR $33.8 million for 2006 and $41.7 million for 2005 for regulatory services provided pursuant to the Delegation Plan.

Under the regulatory services agreement, NASDR will provide regulatory services to us for ten years commencing August 1, 2006. The services are of the same type and scope as were provided by NASDR to us under the Delegation Plan. Each regulatory service is to be provided for a minimum of five years, and then the parties may determine to terminate a particular service. The termination of a particular service will generally be based upon a review of pricing and the need for such services. Under the agreement, NASDR bills us a fee for each required service, based on NASDR’s direct and indirect costs plus a markup of six percent on compensation costs related to NASDR’s employees used to provide the services, and provides Nasdaq with the ability to audit the charges. Any services other than those required by the agreement are billed at cost, plus a mutually agreed upon markup.

Under the regulatory services agreement, NASDR:

•	reviews and approves new member applications;

•	performs automated surveillance of trading on the Exchange;

•	reviews member firm compliance with the rules and regulations applicable to trading and market-making functions on the Exchange;

•	investigates suspicious activity in quoting and trading on the Exchange;

•	conducts examinations of member firms;

•	initiates the disciplinary process once it is determined that a potential violation of a federal securities law or rule, or an SRO rule, may have occurred; and

•	operates an arbitration program and a mediation program for the resolution of customer, member firm employee and Nasdaq member-to-member disputes.

From December 2006 until March 2007, NASD provided certain regulatory services to us pursuant to a transitional regulatory services agreement that we entered into in connection with the removal of the Exchange from the Delegation Plan, and we operated systems for trading non-Nasdaq-listed securities on NASD’s behalf. Under the transitional agreement, NASD provided regulatory services with respect to systems for trading non-Nasdaq-listed securities and charged us in accordance with the procedures that had existed under the Delegation Plan.

Services Agreement Pursuant to Section 17(d) of the Exchange Act

As a condition to our ability to operate as an exchange, the SEC order required that we enter into an agreement with NASD pursuant to Section 17(d) of the Exchange Act and Rule 17d-2. Under these provisions of the federal securities laws, two SROs may agree to coordinate the regulation and enforcement of the SROs’ rules by:

•	allocating certain regulatory responsibilities to one party;

•	relieving the other party of the allocated responsibilities and obligations; and

•	allocating the expenses incurred by the party undertaking the responsibilities.

On July 12, 2006, the SEC approved a Section 17(d) agreement between NASD and the Exchange that allocates to NASD responsibility for the application and enforcement of a wide range of the Exchange’s rules with respect to Nasdaq members that are also members of NASD. The rules covered by the agreement relate primarily to the registration of members and the regulation of their conduct toward customers.

The Section 17(d) agreement is premised on preventing duplicative regulation by ensuring that the self-regulatory organizations that are party to the agreement do not simultaneously enforce compliance by the same members with similar rules. The Exchange is required to certify on an annual basis as to the identity of similar rules that are covered by the agreement. Because the agreement does not cause NASD to incur regulatory costs that it would not incur in the absence of the agreement, NASD does not charge the Exchange with respect to enforcement of rules covered by the agreement.

Preferred Stock

On February 15, 2006, we redeemed our Series C Cumulative preferred stock, held by NASD, for $104.7 million including accrued and unpaid dividends and a make-whole premium. We used a portion of the net proceeds obtained from our first quarter 2006 public equity offering to fund the redemption. The public offering consisted of 15,979,513 shares of our common stock, of which we sold 8,042,142 shares issued from common stock in treasury and NASD and other selling stockholders sold 7,937,371 shares. We also sold participating NASD members 206,700 shares of common stock in a directed share program.

As discussed above, on December 20, 2006, we redeemed for $1.00 the share of Series D preferred stock held by NASD.

NASD Equity Ownership

NASD achieved full divestiture of ownership in our common stock in July 2006, and as discussed above, we redeemed the Series D preferred stock held by NASD on December 20, 2006. Therefore, NASD no longer maintains voting control of us, and we are no longer a subsidiary of NASD.

Registration of NASD Warrant Shares

In connection with our restructuring in 2000, NASD sold 10,806,494 warrants to purchase an aggregate of 43,225,976 outstanding shares of common stock then owned by NASD. Each warrant issued by NASD entitled the holder to purchase one share in each of four one-year exercise periods. The exercise periods expired on June 27, 2003, June 25, 2004, June 27, 2005 and June 27, 2006. As of December 31, 2006, holders had exercised warrants to purchase approximately 17,335,683 shares of common stock during the four exercise periods.

In May 2006, we began registering for resale up to 14,201,625 shares of common stock issued or issuable upon the exercise of these warrants. We have filed a registration statement and a series of prospectus supplements to register a significant portion of these shares. We have agreed to make the resale registration statement and related prospectus supplements available to selling stockholders until June 27, 2007, subject to blackout periods and other conditions.

Repurchase of NASD Warrant Shares

In connection with our acquisition of INET ECN, we acquired warrants that were originally purchased by INET from NASD in our 2000 and 2001 private placements. In June 2006, we exercised these warrants. We paid NASD approximately $0.7 million for these warrant shares, which were immediately retired to common stock in treasury.

Trade Reporting Facility

To facilitate our operations as a national securities exchange, we formed The Trade Reporting Facility LLC (the TRF), a wholly-owned subsidiary. Through the TRF, we continue to collect reports of trades executed by broker-dealers outside of our exchange. NASD regulates the TRF as one of its facilities. The TRF began operating on August 1, 2006 for Nasdaq-listed securities and in March 2007 for non-Nasdaq-listed securities.

Nasdaq is responsible for ensuring that the TRF pays all costs associated with its operation, including NASD’s regulatory costs. NASD bills the TRF based on its direct and indirect costs plus a markup of 6.0% on all costs, except direct technology-related, non-personnel costs. In the fiscal year ended December 31, 2006, NASD billed the TRF approximately $2.6 million.

Transfer of Responsibility for OTC Bulletin Board

In October 2005, we transferred responsibility for the OTC Bulletin Board, an electronic screen-based quotation service for securities that, among other things, are not listed on the Exchange or any other U.S. national securities exchange, back to NASD, but agreed to continue to operate the OTC Bulletin Board on a contract basis for two years, subject to renewals. In the fiscal year ended December 31, 2006, we received approximately $17.1 million from NASD in connection with this agreement.

Technology Development Support Services

Nasdaq Technology Services, LLC was established in 2004 and provides software, hosting and disaster recovery services to third parties. Effective November 1, 2004, Nasdaq Technology and NASD entered into a contract for technology development support services for a fixed income trade reporting platform. In the fiscal year ended December 31, 2006, we received approximately $2.9 million from NASD in connection with this agreement.

Leases

We pay NASD and certain of its subsidiaries approximately $5.4 million on an annual basis for the use of approximately 112,000 square feet of office space in multiple locations.

Defined-Benefit Pension Plan

Prior to January 1, 2006, we were a participating employer in a noncontributory, defined-benefit pension plan that NASD sponsors for the benefit of its eligible employees and the eligible employees of its subsidiaries. The investment policy and strategy of the plan is established by the NASD Pension Plan Committee and reviewed on an annual basis, under the advisement of an investment consultant. As part of our separation from NASD, effective January 1, 2006, we adopted our own Pension Plan and transferred Nasdaq participants in NASD’s pension plan to our Pension Plan. For further information on our Pension Plan, see “Compensation Discussion and Analysis—Savings and Retirement Plans” and “Executive Compensation—Pension Benefits.”

Silver Lake Portfolio Companies

In December 2005, we acquired Instinet Group, Inc. and simultaneously sold its institutional brokerage business (Instinet) to an affiliate of Silver Lake. In the fiscal year ended December 31, 2006, we made payments of approximately $55.7 million to, and received payments of approximately $19.2 million from, affiliates of Instinet. The payments were in connection with the transaction, primarily under a contract under which Instinet provided clearing services to Nasdaq.

During the fiscal year ended December 31, 2006, we paid approximately $7.6 million to, and received approximately $0.3 million from, affiliates of SunGard Data Systems Inc. (SunGard). The payments were in connection with a contract under which SunGard provided on-line processing, software hosting and other services to one of our broker-dealer subsidiaries.

Both Instinet and SunGard were portfolio companies of Silver Lake during the fiscal year ended December 31, 2006. Silver Lake holds approximately $141 million of our Series A notes and Series A warrants to purchase 1,523,325 shares of our common stock at $14.50 per share. One of our directors, Glenn H. Hutchins, is a co-founder and Managing Director of Silver Lake.

Purchase of LSE Shares from Wellington Management Company

On May 3, 2006, our wholly-owned subsidiary Nightingale Acquisition Limited, a private limited company formed under the laws of England and Wales, purchased 9,790,280 shares, or 3.8% of the issued share capital, of the London Stock Exchange plc (LSE) at a price of GBP 12.18 per share, from Wellington Management Company, LLP or its affiliates. The total consideration represented approximately GBP 119.2 million, or $220.7 million, based on an exchange rate of 1.85 U.S. dollars per British pound as of May 4, 2006. We paid for the shares with cash on hand.

As of the record date, Wellington Management Company, LLP beneficially owned 15,335,375 million shares, or approximately 13.5% of our issued common stock. The share purchase was made in an ordinary market transaction with the terms determined through arms-length negotiation between the parties.

Purchase of LSE Shares and Investment Banking Services from UBS AG

On May 15, 2006, Nightingale Acquisition Limited purchased 13,791,440 shares, or approximately 5.4% of the issued share capital, of LSE at a price of GBP 12.48 per share. The total consideration paid represented approximately GBP 172.1 million, or $321.4 million, based on an exchange rate of 1.87 U.S. dollars per British pound as of May 10, 2006. We purchased 10,291,440 of the LSE shares from UBS AG, and agreed to purchase the balance from other LSE stockholders.

Daniel Coleman, a member of Nasdaq’s board of directors, is also the Joint Global Head of Equities at UBS Securities LLC, a broker-dealer subsidiary of UBS AG. All of the shares were purchased in ordinary market transactions with the terms determined through arms-length negotiation between the parties.

UBS AG or its affiliates have also engaged in investment banking and other commercial activities in the ordinary course of business with us. Payments to UBS AG or its affiliates for investment banking and other commercial activities in the fiscal year ended December 31, 2006 were approximately $1.2 million.

Other Investment Banking Services

Thomas O’Neill, one of our directors, is a founding principal of Sandler O’Neill & Partners, L.P., which has engaged in investment banking and other commercial activities with us in the ordinary course of business. In the fiscal year ended December 31, 2006, we paid approximately $1.2 million to Sandler O’Neill or its affiliates for investment banking and other commercial activities.

Jeffrey Edwards, who resigned from our board of directors on November 17, 2006, is an officer of Merrill Lynch, which has engaged in investment banking and other commercial activities with us in the ordinary course of business. In the fiscal year ended December 31, 2006, we paid approximately $12.2 million to Merrill Lynch or its affiliates for investment banking and other commercial activities.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of Nasdaq’s accounting, auditing and financial reporting practices. The audit committee also oversees the adequacy and effectiveness of Nasdaq’s regulatory and self-regulatory organization responsibilities; assesses Nasdaq’s regulatory performance; and assists the board of directors and other committees of the board in reviewing the regulatory plan and the overall effectiveness of Nasdaq’s regulatory functions. The primary responsibility of the Exchange’s audit committee is to oversee the effectiveness of the control processes for the operation of the Exchange.

The audit committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. The complete text of the charter, which reflects standards set forth in SEC regulations and Nasdaq rules, is reproduced in Annex A to this proxy statement.

Each of the audit committee members meets the independence criteria prescribed by applicable law and the rules of the SEC and is an “independent director” as defined in the rules of The Nasdaq Stock Market. Each of the audit committee members meets Nasdaq’s financial knowledge requirements, and Messrs. Casey and Markese have been designated by the board of directors as “audit committee financial experts” under SEC rules.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Nasdaq that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee discussed with the independent registered public accounting firm any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence. The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee also discussed the results of the internal audit examinations.

The audit committee discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of Nasdaq’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The audit committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The audit committee reviewed and discussed Nasdaq’s audited financial statements as of and for the fiscal year ended December 31, 2006, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of Nasdaq’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in Nasdaq’s annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC. The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm and the board of directors concurred in such recommendation.

The Audit Committee

John D. Markese, Chair

Michael Casey

Lon Gorman

Deborah L. Wince-Smith

NASDAQ CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Corporate Governance Guidelines

The Nasdaq board has adopted corporate governance guidelines, which set forth a flexible framework within which the board of directors and its committees operate. These guidelines cover a number of areas including the selection, composition and functions of our board, committee assignments and rotation, executive sessions, director orientation and continuing education, director compensation, stock retention requirements for directors, evaluation of senior management and succession planning. In addition, the guidelines set forth procedures in the event one or more nominees to the company’s board receive a majority of “withhold authority” votes. In an uncontested election, any nominee for the company’s board who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. The corporate governance committee will consider the resignation offer and recommend to the full board whether to accept it. The company’s board is required to act on the recommendation within 90 days following certification of the stockholder vote and to disclose promptly through a press release its decision on whether to accept the resignation offer (and its reasons for rejecting the offer, if applicable).

Any director who tenders his or her resignation pursuant to this provision shall not participate in the corporate governance committee recommendation or the board action regarding whether to accept the resignation offer. If each member of the corporate governance committee receives a majority “withheld” vote in the same election, then the independent directors who did not receive a majority “withheld” vote will appoint a committee amongst themselves to consider the resignation offers and make a recommendation to the company’s board. However, if the only directors who did not receive a majority “withheld” vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Code of Ethics

We have also adopted the Nasdaq Code of Ethics, which is applicable to all of our employees, including the principal executive officer, the principal financial officer and controller and principal accounting officer (senior executive and financial officers). We have a separate Nasdaq Code of Conduct for the board of directors, which contains provisions specifically applicable to directors. We intend to post amendments to or waivers from the Nasdaq Code of Ethics (to the extent applicable to the senior executive and financial officers) or to the board’s Code of Conduct on our website at the location listed below. We will also disclose amendments or waivers in any manner otherwise required by the standards applicable to companies listed on The Nasdaq Stock Market.

The following materials related to our corporate governance and codes of conduct are available publicly on our web site at http://ir.nasdaq.com/governance.cfm.

•	Nasdaq Mission Statement

•	Corporate Governance Guidelines

•	Board of Director Code of Conduct

•	Nasdaq Code of Ethics

•	Procedures to Report Concerns

•	Procedures for Communicating with the Board of Directors

Copies may also be obtained, free of charge, by writing to our corporate secretary at the address listed below under “Stockholder Communication With Directors.” Please specify the document that you would like to receive. Our charter documents and committee charters are also online at the same web address.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders and other parties interested in communicating directly with the board of directors, the Chairman of the board, other individual directors or particular Nasdaq board committees may do so by addressing correspondence to the intended recipient at the following address.

c/o The Nasdaq Stock Market, Inc.

Office of the Corporate Secretary

One Liberty Plaza

New York, New York 10006

Nasdaq’s corporate secretary regularly forwards all correspondence to the addressees on the Nasdaq board. In addition, concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Nasdaq’s Internal Audit Department and Office of General Counsel and handled in accordance with procedures established by the audit committee with respect to such matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Holders of Nasdaq securities who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for Nasdaq’s 2008 annual meeting must submit them to Nasdaq’s corporate secretary, Joan C. Conley, on or before January 24, 2008 at Nasdaq’s headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

A holder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq’s by-laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by Nasdaq’s corporate secretary at the above address in accordance with the following time frames.

•

In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2008 annual meeting is held on schedule, the notice must be delivered on or prior to the close of business on February 23, 2008, but no earlier than the close of business on January 24, 2008.

•

However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such the anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of (i) the ninetieth day prior to the date of the annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

•

If Nasdaq holds a special meeting to elect directors, the notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of (i) the ninetieth day prior to the date of the special meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq board is first made by Nasdaq.

The notice required by our by-laws shall contain:

•

as to each person whom a holder of Nasdaq securities proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•

as to any other business that the holder proposes to bring before the meeting, a brief description of the business, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such holder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the holder of Nasdaq securities giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such holder, as they appear on Nasdaq’s books, and of such beneficial owner;

•	the class and number of shares of capital stock of Nasdaq that are owned beneficially and of record by such holder and such beneficial owner;

•

a representation that the holder is a holder of record of stock of Nasdaq entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the holder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from holders of Nasdaq securities in support of such proposal or nomination.

In addition, holders of Nasdaq securities may recommend individuals for consideration by the nominating committee for nomination to the Nasdaq board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s corporate secretary at the address set forth above prior to December 31, 2007.

THE NASDAQ STOCK MARKET, INC.

April 20, 2007

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

	FOR	WITHHELD FOR ALL					FOR	AGAINST	ABSTAIN
ITEM1. ELECTION OF DIRECTORS	☐	☐			ITEM 2.	RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Nominees:							FOR	AGAINST	ABSTAIN
01 H. Furlong Baldwin 02 Michael Casey 03 Daniel Coleman 04 Lon Gorman 05 Robert Greifeld 06 Patrick J. Healy 07 Glenn H. Hutchins	08 Merit E. Janow 09 John D. Markese 10 Thomas F. O’Neill 11 James S. Riepe 12 Thomas G. Stemberg 13 Deborah L. Wince-Smith		I/WE WILL ATTEND THE MEETING	☐	ITEM 3.	APPROVE AMENDED AND RESTATED EQUITY PLAN	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------------------------------------------------------------------------------------------------------------------------------------------

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ndaq Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report/Form 10-K and Proxy Statement on the Internet at http://ir.nasdaq.com/meeting.cfm

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE NASDAQ STOCK MARKET, INC.

The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all Nasdaq securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 23, 2007 at 10:00 a.m., local time at One Liberty Plaza, 50th Floor, New York, New York 10006, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your NASDAQ account online.

Access your Nasdaq stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for The Nasdaq Stock Market, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

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Annex A

THE NASDAQ STOCK MARKET, INC. (HOLDCO)

AUDIT COMMITTEE CHARTER

APPROVED APRIL 19, 2006

Organization

This Charter governs the operations of the Nasdaq Audit Committee (the “Committee”). The Charter will be reviewed and reassessed, at least annually, by the Committee and will be approved by the Board of Directors. The Committee shall be appointed by the Board of Directors in compliance with Article IV, Section 4.13(g) of the Nasdaq By-Laws and shall consist of four or five Directors, each of whom is independent of management. Members of the Committee shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that may interfere with the exercise of their independence in carrying out the responsibilities of a director*. All Committee members will be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including service as a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities or otherwise satisfy standards for financial expertise required for audit committees of companies listed on The Nasdaq National Market.

Statement of Policy

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and Nasdaq’s audit, financial reporting and the legal and compliance process. In so doing, it is the responsibility of the Committee to maintain free and open communication with independent auditors, internal auditors, and Nasdaq’s management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Nasdaq and the power to retain independent counsel, or other experts, and funding sufficient for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee Nasdaq’s financial reporting process on behalf of the Board of Directors and report the results of these activities to the Board. Management is responsible for preparing Nasdaq’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate policy for quality financial reporting, sound business risk management practices, and ethical behavior.

*	Directors shall meet the standards for independence set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market Rule 4200(a), as amended. The composition and responsibilities of the Committee also will be consistent with SEC guidance, and in particular with the SEC Order set forth in Release No. 34-37538. Industry and Non-Industry Directors are not disqualified from serving on the Committee solely because they are employees or officers of a member firm or listed company as long as the Board of Directors determines that such Directors are independent or management according to the standards set forth above.

The following shall be the principal recurring processes of the Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The responsibilities and processes of the Committee shall be consistent with the Exchange Act and the rules and regulations adopted by the SEC.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of Nasdaq’s shareholders. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder ratification in any proxy statement).

2. The Committee is responsible for ensuring its receipt from the independent auditors at least annually of a formal written statement delineating all relationships between the auditor and Nasdaq, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor. Additionally, the Committee shall review with the independent auditors any audit problems or difficulties and management responsiveness. The Committee shall prescribe what services are allowable by the independent auditors and approve in advance all services provided by the auditors (see Independent Public Auditor Services section). The Committee shall review all proposed Nasdaq hires formerly employed by the independent auditors.

3. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation, and resources. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of Nasdaq’s internal controls, including Nasdaq’s system to monitor and manage business risk, and legal and ethical compliance programs and financial reporting. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. The internal auditors shall report directly to the Committee and have free and open access to information deemed necessary by them to perform their assessments. The Committee shall provide oversight over the system of internal controls, relying upon management’s and the internal and independent auditors representations and assessments of the controls.

4. The Committee shall review the interim financial statements and earnings releases with management and the independent auditors prior to the filing of Nasdaq’s quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5. The Committee shall review with management and the independent auditors the financial statements to be included in Nasdaq’s annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and quarterly reports on Form-Q, including MD&A disclosures, their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit, including the management letters, reports and attestations prepared by management and the independent auditors to comply with the Exchange Act and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and SEC rules.

6. The Committee shall review and approve all related party transactions consistent with the rules applied to companies listed on The Nasdaq National Market.

7. The Committee shall have responsibility for, and oversight of, a confidential and anonymous process and procedures for the receipt, retention and treatment of submissions regarding accounting, internal accounting controls or audit matters. All such relevant submissions must be reported to the Committee.

8. The Committee shall oversee the adequacy and effectiveness of Nasdaq’s regulatory and self-regulatory organization responsibilities; assess Nasdaq’s regulatory performance; assist the Board and other committees of the Board in reviewing the regulatory plan and the overall effectiveness of Nasdaq’s regulatory functions.

9. An annual performance appraisal of the Audit Committee.

Independent Public Auditor Services

The independent auditor is prohibited from performing any of the following services for Nasdaq:

•	bookkeeping or other services related to the accounting records or financial statements of the audit client;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management or human resources functions;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

All audit and allowable non-audit services must be approved in advance by the Committee. However, the Chairman of the Committee is delegated authority to approve in advance non-audit services by the independent auditor to support business development, consulting on accounting issues (subject to the prohibitions above) or tax consulting to the extent permitted by SEC rules, if such non-audit services do not exceed $300,000 in the aggregate between meetings of the Committee and the Committee is informed of such pre-approval by the Chairman at the Committee’s next meeting.

Annex B

The Nasdaq Stock Market, Inc. Equity Incentive Plan (as

amended and restated 4/18/07, subject to stockholder approval)

SECTION 1.

Purpose. The purposes of The Nasdaq Stock Market, Inc. Equity Incentive Plan (the “Plan”) are to promote the interests of The Nasdaq Stock Market, Inc. (the “Company”) and its stockholders by (i) attracting and retaining key employees, consultants and non-employee directors of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company and (iv) linking compensation to the long-term interests of stockholders.

SECTION 2.

Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, in the discretion of the Company, be transmitted electronically to any Participant, but need not be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, (i) the engaging (or about to be engaging) by the Participant in willful misconduct that is injurious to the Company or its Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its Affiliates by the Participant, or the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, (iii) the willful failure or refusal by the Participant to substantially perform his or her duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to Disability), or (iv) the violation by the Participant of any restrictive covenants entered into between the Participant and the Company or the Company’s Guidelines for Appropriate Conduct as described in the Company’s Employee Handbook, or the Company’s Code of Conduct or any crime involving a material element of fraud or dishonesty. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” means the first to occur of any one of the events set forth in the following paragraphs:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares, and (D) the National Association of Securities Dealers, Inc.), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates), of 25% or more of the Company’s then outstanding Shares;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the effective date (as provided in Section 15(a) of the Plan), were members of the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company with any other corporation or the Company issues Shares in connection with a merger or consolidation of any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation that would result in the Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the Company’s then outstanding Shares or 50% of the combined voting power of such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined below), directly or indirectly, acquired 25% or more of the Company’s then outstanding Shares (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates); or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h) “Committee” shall mean a committee of the Board designated by the Board to administer the Plan. From and after the time that the Shares are registered pursuant to Section 12 under the Exchange Act, unless otherwise determined by the Board, the Committee shall be composed of not less than the minimum number of persons from time to time required by Section 16 and Section 162(m), each of whom, to the extent necessary to comply with Section 16 and Section 162(m) only, is a “Non-Employee Director” and an “Outside Director” within the meaning of Section 16 and Section 162(m), respectively.

(i) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, a disability that would qualify as such under the Company’s then current long-term disability plan.

(j) “Eligible Recipient” shall mean an officer, director, employee, consultant or adviser of the Company or of any Affiliate.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” with respect to the Shares, as of any date, shall mean the closing sale price at the regular trading session reported for such Shares on The Nasdaq Stock Market on such date or, if no closing sale price is reported on such date, the closing sale price reported on the next succeeding date on which a closing sale price is reported.

(m) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 9(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(o) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” shall mean any award granted under Section 8 of the Plan.

(r) “Parent” shall have the meaning set forth in Section 424(e) of the Code.

(s) “Participant” shall mean any Eligible Recipient who receives an Award under the Plan.

(t) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(u) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 9 of the Plan.

(v) “Performance Criteria” shall be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or of a subsidiary, division, department or function of the Company:

(i) Net sales;

(ii) Operating income;

(iii) Earnings before interest, taxes, depreciation and amortization;

(iv) Earnings before interest and taxes;

(v) Net income (before or after taxes);

(vi) Earnings per share;

(vii) Operating cash flow;

(viii) Share price;

(ix) Total shareholder return;

(x) Return on equity;

(xi) Return on invested capital; or

(xii) Market share.

(w) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation

Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(x) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. For the avoidance of doubt, such one or more goals so established by the Committee may, as determined by the Committee, and with respect to such Performance Criteria, be measured (A) with respect to the Company itself (including the growth or improvement in such Performance Criteria) or (B) relative to other companies or to an index. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i) asset write-downs,

(ii) litigation or claim judgments or settlements,

(iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results,

(iv) any reorganization and restructuring programs,

(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

(vi) acquisitions or divestitures,

(vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii) foreign exchange gains and losses, and

(ix) a change in the Company’s fiscal year.

(y) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(z) “Restoration Option” shall mean a stock option granted pursuant to Section 6(e).

(aa) “Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

(bb) “Restricted Stock Unit” shall mean any unit granted under Section 7 of the plan.

(cc) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such date as the Participant has both attained the age of 55 years and has 10 years of employment with the Company.

(dd) “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(ee) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(ff) “Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

(gg) “Shares” shall mean shares of the common stock, $ .01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

(hh) “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

(ii) “Substitute Awards” shall mean Awards solely granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines. The terms and conditions of any Substitute Awards shall be set forth in an Award Agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing Award which such Substitute Award is intended to replace.

SECTION 3.

Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Eligible Recipient, Participant or any holder or beneficiary of any Award.

(c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not (i) “covered employees” under Section 162(m) of the Code or (ii) officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to Section 16.

(d) No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4.

Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 24,500,000.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable: (i) adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (B) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 4(a), (C) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (D) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that, unless otherwise determined by the Committee, (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(l) of the Code, as from time to time amended, and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m). In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

(c) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares available for Awards under the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.

Eligibility. Any Eligible Recipient shall be eligible to be designated a Participant.

SECTION 6.

Stock Options.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided that only employees of the Company or any Parent or Subsidiary may be granted Incentive Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than the Fair Market Value on the date of grant of such Option.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable; provided that (to the extent required at the time of grant by California “blue sky” laws), Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of 10 years from the date such Option was granted.

(d) Early Exercise. The Committee may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable that otherwise would not then be exercisable, provided that, in connection with such exercise, the Participant enters into a form of Restricted Stock Award Agreement approved by the Committee.

(e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging Shares owned by the Participant for at least six months (which are not the subject of any pledge or other security interest), or through any broker’s cashless exercise procedure approved by the Committee, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

(f) Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with paragraph (e) above, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. A Restoration Option shall entitle the Participant to purchase a number of Shares equal to the number of Shares delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the Fair Market Value of a Share on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions (including provisions relating to forfeiture of such Restoration Options in the event that specified share ownership is not maintained) as the Committee in its sole discretion shall determine.

(g) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(h) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the Incentive Stock Option or (ii) one year after the date the Participant acquired the Shares by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(i) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 6, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the option period shall not exceed five years from the date of grant of such Option and the option price shall be at least 110 percent of the Fair Market Value (on the date of grant of such Option) of the Shares subject to the Option.

(j) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(k) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding stock appreciation right, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of Shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an option price, during an option period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the option price, option period, or any other terms and conditions of the Nonqualified Stock Option surrendered. For the avoidance of doubt, the foregoing authority of the Committee is in all events subject to the stockholder approval requirements of Section 12(b) hereof.

SECTION 7.

Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. Notwithstanding the foregoing (to the extent required at the time of grant by California “blue sky” laws), the purchase price per share of Restricted Stock, if any, shall not be less than 85% of the Fair Market Value per Share (100% in the case of 10% stockholders) on such date or at the time the purchase is consummated.

(b) Restrictions. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(d) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(e) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

SECTION 8.

Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 9

Performance Compensation Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 8 (other than Options and stock appreciation rights (to the extent otherwise granted pursuant to the provisions of Section 8) granted with an exercise price or grant price, as the case may be, less than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to grant cash bonuses under the Plan with the intent that such bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162-27(f)(1), for the reliance period described in Treasury Regulation Section 1.162-27(f)(4)(iii). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 9. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 9(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) (as modified by Section 4(b) or Section 9(d)(vi) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 9.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 150,000 Shares or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 9(a) shall be the greater of 3% of the Company’s before tax net income, as calculated in accordance with GAAP, or $3,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

SECTION 10.

Termination of Employment/Service. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement. In addition, prior to the termination of all transfer restrictions applicable to the Shares described in the Private Placement Memorandum dated March 10, 2000, upon a termination of employment/service the Company shall have a repurchase right with respect to any Shares acquired upon exercise or settlement of an Award equal to the Fair Market Value on the date of repurchase.

SECTION 11.

Change in Control. Upon a Change in Control occurring, all Awards of Options or Restricted Stock that would otherwise have become vested in the one-year period following the Change in Control had the Participant remained employed during that one year period shall vest immediately, and in the case of such vested Awards that are Options, become exercisable in accordance with their terms. In the event that the employment of the Participant is terminated by the Company other than for Cause within the one year period following the Change in Control, or in such other circumstances as provided in the Award, all other remaining Awards of Options or Restricted Stock, as the case may be, shall vest immediately upon such a termination and, in the case of such vested Awards that are Options, become immediately exercisable in accordance with their terms.

SECTION 12.

Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no such amendment, alteration, suspension, discontinuation or termination shall be made without requisite stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply and (ii) any such amendment, alteration, suspension, discontinuance or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary. In addition, the Committee may amend the Plan or any portion thereof at any time to (i) cure any ambiguity or to correct or supplement any provision of the Plan which may be defective or inconsistent with any other provision of the Plan or (ii) make any other provisions in regard to matters or questions arising under the Plan which the Committee may deem necessary or desirable and which, in the judgment of the Committee, is not material; provided that no such amendment shall be made without requisite stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board or the Committee deems it necessary or desirable to comply.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; and provided further that the Committee shall not have the power to amend the terms of previously granted Awards to reduce, or cancel such Awards and grant substitute Awards which would have the effect of reducing the exercise price except pursuant to paragraph (c) below; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any Option or the strike price of any stock appreciation right, (ii) the Committee may not cancel any outstanding Option or stock appreciation right and replace it with a new Option or stock appreciation right (with a lower option price or strike price, as the case may be) in a manner which would either (A) (if the Company is subject to the reporting requirement of the Exchange Act) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable stock exchange on which the Shares are listed, if any.

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless otherwise determined by the Committee, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) to the extent Section 162(m) applies to an Award.

SECTION 13.

General Provisions.

(a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(b) Transferability. Except as provided below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer any vested Award, other than an Incentive Stock Option, to any person who is a “family member” of the Participant as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”) or to one or more trusts for the exclusive benefit of such Immediate Family Members or partnerships in which such Immediate Family Members are the only partners if the Award Agreement so provides, the transfer is approved by the Committee and the Participant does not receive any consideration for the transfer. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (except that such transferred Award shall not be further transferable by the transferee).

(c) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or interdealer market system upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Stockholders Agreement. The Committee may require that a Participant, as a condition of the grant or exercise of an Award, execute a stockholders agreement containing terms and conditions generally applicable to some or all of the stockholders of the Company.

(f) Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide in an Award Agreement that a Participant can satisfy the foregoing requirement by electing to have the Company withhold Shares having a Fair Market Value equal to the minimum amount of tax required to be withheld.

(g) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Award Agreement shall prevail.

(h) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(i) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(j) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(k) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(l) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(o) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or of any Affiliate, except as otherwise specifically provided in such other plan.

(r) Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, and without the need to obtain the consent of any Participant or of any holder or beneficiary of any Award, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(s) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(t) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(u) Information Provided to Participants. The Company shall provide financial statements to Participants at least annually and such other information as may be required by law.

SECTION 14.

Company Right to Cancel Awards.

In the event of any of the following:

(a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

(b) All or substantially all of the assets of the Company are acquired by another person;

(c) The reorganization or liquidation of the Company; or

(d) The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

then the Committee may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event. The terms of this Section 14 may be varied by the Committee in any particular Award Agreement.

SECTION 15.

Term of the Plan.

(a) Effective Date. The Plan shall be effective as of December 5, 2000.

(b) Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.